Exhibit 4.3

                                                                [EXECUTION COPY]

                     MELLON PREMIUM FINANCE LOAN OWNER TRUST

                                   Transferor

                             AFCO CREDIT CORPORATION

                                    Servicer

                           AFCO ACCEPTANCE CORPORATION

                                    Servicer

                       PREMIUM FINANCING SPECIALISTS, INC.

                                Back-up Servicer

                PREMIUM FINANCING SPECIALISTS OF CALIFORNIA, INC.

                                Back-up Servicer

                                       And

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                     Trustee

                     on behalf of the Series 2001-1 Holders

                         ------------------------------

                            SERIES 2001-1 SUPPLEMENT

                            Dated as of June 15, 2001

                                       To

                              AMENDED AND RESTATED
                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 15, 2001

                         ------------------------------

                  MELLON BANK PREMIUM FINANCE LOAN MASTER TRUST

                                  Series 2001-1

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.   Designation.....................................................1

SECTION 2.   Definitions.....................................................1

SECTION 3.   Servicing Compensation.........................................20

SECTION 4.   Reassignment and Transfer Terms................................21

SECTION 5.   Delivery and Payment for the Investor Certificates.............21

SECTION 6.   Depository; Form of Delivery of Investor Certificates..........21

SECTION 7.   Article IV of Agreement........................................21

SECTION 8.   Article V of the Agreement.....................................43

SECTION 9.   Series 2001-1 Pay Out Events...................................45

SECTION 10.  Series 2001-1 Termination......................................47

SECTION 11.  Enhancement Concentration Limits...............................47

SECTION 12.  [Reserved.]....................................................47

SECTION 13.  Application of Proceeds of Issuance of Series 2001-1...........47

SECTION 14.  Counterparts...................................................47

SECTION 15.  Governing Law..................................................47

SECTION 16.  Additional Notices.............................................48

SECTION 17.  Additional Representations and Warranties of Servicer..........48

SECTION 18.  No Petition....................................................48

SECTION 19.  Amendments.....................................................48

SECTION 20.  No Liability of Owner Trustee..................................49

EXHIBITS

EXHIBIT A-1         Form of Class A Certificate
EXHIBIT A-2         Form of Class B Certificate
EXHIBIT B           Form of Monthly Payment Instructions and
                      Notification to Trustee
EXHIBIT C           Form of Monthly Series 2001-1 Holders'
                      Statement

          SERIES 2001-1 SUPPLEMENT, dated as of June 15, 2001 (this "Series Supplement"), by and among MELLON PREMIUM FINANCE LOAN OWNER TRUST, a Delaware business trust, as Transferor, AFCO CREDIT CORPORATION, a New York corporation, as Servicer, AFCO ACCEPTANCE CORPORATION, a California corporation, as Servicer, PREMIUM FINANCING SPECIALISTS, INC., a Missouri corporation, as Back-up Servicer, PREMIUM FINANCING SPECIALISTS OF CALIFORNIA, INC., a California corporation, as Back-up Servicer, and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as Trustee under the Amended and Restated Pooling and Servicing Agreement, dated as of June 15, 2001(the "Agreement"), by and among each Servicer, each Back-up Servicer, the Transferor and the Trustee.

          Section 6.9 of the Agreement provides, among other things, that the Transferor and the Trustee may at any time and from time to time enter into a supplement to the Agreement for the purpose of authorizing the delivery by the Trustee to the Transferor for the execution and redelivery to the Trustee for authentication of one or more Series of Certificates.

          Pursuant to this Series Supplement, the Transferor and the Trust shall create a new Series of Investor Certificates and shall specify the Principal Terms thereof.

          SECTION 1. DESIGNATION. (a) There is hereby created a Series of Investor Certificates to be issued in two classes pursuant to the Agreement and this Series Supplement and to be known together as the "Series 2001-1 Certificates." The two classes shall be designated the Class A Floating Rate Asset Backed Certificates, Series 2001-1 (the "Class A Certificates") and the Class B Floating Rate Asset Backed Certificates, Series 2001-1 (the "Class B Certificates"). The Class A Certificates and the Class B Certificates shall be substantially in the form of Exhibits A-1 and A-2, respectively. In addition, there is hereby created a third Class which constitutes an uncertificated interest in the Trust, shall be deemed to be an "Investor Certificate" for all purposes under the Agreement and this Series Supplement, except as expressly provided herein, and shall be known as the Collateral Interest, Series 2001-1 and have the rights assigned to the Collateral Interest in this Series Supplement.

          (b) Series 2001-1 shall be included in Group One (as defined below). Series 2001-1 shall not be subordinated to any other Series.

          (c) The Collateral Interest Holder, as holder of an "Investor Certificate" under the Agreement, shall be entitled to the benefits of the Agreement and this Series Supplement upon payment by the Collateral Interest Holder of amounts owing on the Closing Date pursuant to the Loan Agreement (as defined below). Notwithstanding the foregoing, except as expressly provided herein, the provisions of Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates shall not be applicable to the Collateral Interest.

          SECTION 2. DEFINITIONS. If any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Series Supplement shall govern. References to any Article, Section or subsection are references to Articles, Sections or subsections of the Agreement, except as otherwise expressly provided. All capitalized terms not otherwise defined herein are defined in the Agreement, and the interpretive provisions set out in Section 1.2 of the Agreement apply to this Series Supplement. Each capitalized term defined herein relates only to the Investor Certificates and no other Series of Certificates issued by the Trust.

          "ACCUMULATION PERIOD" means, solely for the purposes of the definition of Group One Monthly Principal Payment as such term is defined in each Supplement relating to Group One, the Controlled Accumulation Period.

          "ACCUMULATION SHORTFALL" means, with respect to any Monthly Period during the Controlled Accumulation Period, the sum of the Class A Accumulation Shortfall, the Class B Accumulation Shortfall and the Collateral Interest Accumulation Shortfall, in each case for such Monthly Period.

          "ADJUSTED INVESTOR INTEREST" means, on any date of determination, an amount equal to the sum of (a) the Class A Adjusted Investor Interest and (b) the Class B Adjusted Investor Interest and (c) the Collateral Interest Adjusted Investor Interest.

          "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, as to any Monthly Period, an amount equal to (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.14 are required to fund the Class A Required Amount and the Class B Required Amount (other than any portions thereof that are applied pursuant to subsection 4.13(b) and subsection 4.13(d) (to the extent such portions pursuant to subsection 4.13(d) are applied to pay the Class A Investor Default Amount and the Class B Investor Default Amount, respectively), which shall, without duplication, be included as Available Investor Principal Collections), plus (c) the amount of Shared Principal Collections with respect to Group One that are allocated to Series 2001-1 in accordance with subsection 4.15(b).

          "AVAILABLE RESERVE ACCOUNT AMOUNT" means, as to any Transfer Date, the lesser of (a) the amount on deposit in the Reserve Account on such date (after taking into account any interest and earnings retained in the Reserve Account pursuant to subsection 4.17(b) on such date, but before giving effect to any deposit made or to be made pursuant to subsection 4.13(j) to the Reserve Account on such date) and (b) the Required Reserve Account Amount.

          "BASE RATE" means, as to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest, each for the related Distribution Date, and the Investor Servicing Fee with respect to such Monthly Period and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota or Pittsburgh, Pennsylvania are authorized or obligated by law or executive order to be closed.

          "CLASS A ACCUMULATION SHORTFALL" initially means zero and thereafter means, with respect to any Monthly Period during the Controlled Accumulation Period, the excess, if any, of the Class A Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the Class A Principal Funding Account pursuant to subsection 4.11(e)(i) with respect to the Class A Certificates for the previous Monthly Period.

          "CLASS A ADDITIONAL INTEREST" is defined in subsection 4.8(a).

          "CLASS A ADJUSTED INVESTOR INTEREST" means, on any date of determination, an amount equal to the Class A Investor Interest minus the Class A Principal Funding Account Balance on such date of determination.

          "CLASS A AVAILABLE FUNDS" means, as to any Monthly Period, an amount equal to the sum of (a) the Class A Floating Allocation of Finance Charge Collections allocated to the Investor Certificates for such Monthly Period, (b) with respect to any Monthly Period during the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest, the Class A Principal Funding Investment Proceeds arising pursuant to subsection 4.16(b), if any, with respect to the related Transfer Date, (c) amounts, if any, to be withdrawn from the Reserve Account, deposited into the Finance Charge Account and treated as Class A Available Funds on the related Transfer Date pursuant to subsection 4.17(b) and (d) any amounts to be withdrawn from the Reserve Account pursuant to subsection 4.17(d) to cover the Class A Reserve Draw Amount, if any, on the related Transfer Date.

          "CLASS A CARRY-OVER AMOUNT" is defined in subsection 4.8(d).

          "CLASS A CERTIFICATE RATE" means, with respect to each Interest Period, a per annum rate equal to 0.18% per annum in excess of LIBOR, as determined on the related LIBOR Determination Date.

          "CLASS A CERTIFICATES" is defined in subsection 1(a) of this Series Supplement.

          "CLASS A CONTROLLED ACCUMULATION AMOUNT" means for any Transfer Date with respect to the Controlled Accumulation Period prior to the payment in full of the Class A Investor Interest, $50,000,000; provided that if the Controlled Accumulation Period Length is modified pursuant to subsection 4.11(i), (i) the Class A Controlled Accumulation Amount for each Transfer Date with respect to the Controlled Accumulation Period shall mean the amount determined in accordance with subsection 4.11(i) on the date on which the Controlled Accumulation Period has most recently been modified and (ii) the sum of the Class A Controlled Accumulation Amounts for all Transfer Dates with respect to the modified Controlled Accumulation Period shall not be less than the Class A Investor Interest.

          "CLASS A CONTROLLED DEPOSIT AMOUNT" means, with respect to any Transfer Date, the lesser of (1) the sum of (a) the Class A Controlled Accumulation Amount for such Transfer Date and (b) any existing Class A Accumulation Shortfall, and (2) the Class A Adjusted Investor Interest prior to any deposits made on such Transfer Date.

          "CLASS A COVERED AMOUNT" means an amount, determined as of each Transfer Date with respect to any Monthly Interest Period, equal to the product of (a) (i) a fraction, the numerator of which is the actual number of days in such Monthly Interest Period and the denominator of which is 360, times (ii) the Class A Certificate Rate for such Monthly Interest Period, and (b) the Class A Principal Funding Account Balance as of the Record Date preceding such Transfer Date.

          "CLASS A DEFICIENCY AMOUNT" is defined in subsection 4.8(a).

          "CLASS A EXCESS PRINCIPAL FUNDING INVESTMENT PROCEEDS" means, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Class A Principal Funding Investment Proceeds for such Transfer Date exceed the Class A Covered Amount determined on such Transfer Date.

          "CLASS A FIXED ALLOCATION" means, for any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

          "CLASS A FLOATING ALLOCATION" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day; provided that, with respect to the first Monthly Period, the Class A Floating Allocation means the percentage equivalent of a fraction, the numerator of which is the Class A Initial Investor Interest and the denominator of which is the Initial Investor Interest.

          "CLASS A HOLDER" means the Person in whose name a Class A Certificate is registered in the Certificate Register.

          "CLASS A INITIAL INVESTOR INTEREST" means the aggregate initial principal amount of the Class A Certificates, which is $450,000,000.

          "CLASS A INTEREST FUNDING ACCOUNT" is defined in subsection 4.18(a).

          "CLASS A INVESTOR ALLOCATION" means, for any Monthly Period, (a) with respect to Default Amounts and Finance Charge Collections at any time and Principal Collections during the Revolving Period, the Class A Floating Allocation, and (b) with respect to Principal Collections during the Controlled Accumulation Period or Rapid Amortization Period, the Class A Fixed Allocation.

          "CLASS A INVESTOR CHARGE-OFF" is defined in subsection 4.12(a).

          "CLASS A INVESTOR DEFAULT AMOUNT" means, as to each Transfer Date, an amount equal to the product of (a) the Investor Default Amount for the related Monthly Period and (b) the Class A Floating Allocation applicable for the related Monthly Period.

          "CLASS A INVESTOR INTEREST" means, on any date of determination, an amount equal to (a) the Class A Initial Investor Interest, minus (b) the aggregate amount of principal payments made to Class A Holders prior to such date and minus (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs pursuant to subsection 4.12(a) over Class A Investor Charge-Offs reimbursed pursuant to subsection 4.13(c) prior to such date of determination; provided that the Class A Investor Interest may not be reduced below zero.

          "CLASS A MONTHLY INTEREST" is defined in subsection 4.8(a).

          "CLASS A MONTHLY PRINCIPAL" is defined in subsection 4.9(a).

          "CLASS A OPTIMAL INTEREST" is defined in subsection 4.8(a).

          "CLASS A PRINCIPAL FUNDING ACCOUNT" is an account established by the Trustee as an administrative subaccount of the Principal Funding Account.

          "CLASS A PRINCIPAL FUNDING ACCOUNT BALANCE" means, with respect to any date of determination, the principal amount, if any, on deposit in the Class A Principal Funding Account on such date of determination.

          "CLASS A PRINCIPAL FUNDING INVESTMENT PROCEEDS" means, with respect to each Transfer Date, the investment earnings on funds in the Class A Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Transfer Date to but excluding such Transfer Date.

          "CLASS A PRINCIPAL FUNDING INVESTMENT SHORTFALL" means, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Class A Principal Funding Investment Proceeds for such Transfer Date are less than the Class A Covered Amount determined as of such Transfer Date.

          "CLASS A REQUIRED AMOUNT" is defined in subsection 4.10(a).

          "CLASS A RESERVE DRAW AMOUNT" is defined in subsection 4.17(c).

          "CLASS A SCHEDULED PAYMENT DATE" means the June 2004 Distribution
Date.

          "CLASS A SERVICING FEE" is defined in Section 3 of this Series Supplement.

          "CLASS A SHORTFALL AMOUNT" means, as of any Distribution Date, an amount, if positive, equal to (x) Class A Optimal Interest for the related Monthly Interest Period minus (y) the excess of (i) Class A Available Funds for the related Monthly Period over (ii) if the Originators are not the Servicer, the Class A Servicing Fee for the related Monthly Period plus the Class A Unpaid Trustee Fee, if any, for the related Transfer Date.

          "CLASS A UNPAID TRUSTEE FEE" means, for any Transfer Date, an amount equal to the product of (a) the Investor Unpaid Trustee Fee for such Transfer Date and (b) the Class A Floating Allocation for the related Monthly Period.

          "CLASS B ACCUMULATION SHORTFALL" initially means zero and thereafter means, with respect to any Monthly Period during the Controlled Accumulation Period, the excess, if any, of the Class B Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the Class B Principal Funding Account pursuant to subsection 4.11(e)(ii) with respect to the Class B Certificates for the previous Monthly Period.

          "CLASS B ADDITIONAL INTEREST" is defined in subsection 4.8(b).

          "CLASS B ADJUSTED INVESTOR INTEREST" means, on any date of determination, an amount equal to the Class B Investor Interest minus the Class B Principal Funding Account Balance on such date of determination.

          "CLASS B AVAILABLE FUNDS" means, as to any Monthly Period, an amount equal to the sum of (a) the Class B Floating Allocation of Finance Charge Collections allocated to the Investor Certificates for such Monthly Period, (b) with respect to any Monthly Period during the Controlled Accumulation Period prior to the payment in full of the Class B Investor Interest, the Class B Principal Funding Investment Proceeds arising pursuant to subsection 4.16(b), if any, with respect to the related Transfer Date, (c) amounts, if any, to be withdrawn from the Reserve Account, deposited into the Finance Charge Account and treated as Class B Available Funds on the related Transfer Date pursuant to subsection 4.17(b) and (d) any amounts to be withdrawn from the Reserve Account pursuant to subsection 4.17(d) to cover the Class B Reserve Draw Amount, if any, on the related Transfer Date.

          "CLASS B CARRY-OVER AMOUNT" is defined in subsection 4.8(d).

          "CLASS B CERTIFICATE RATE" means, with respect to any Interest Period, a per annum rate equal to 0.44% per annum in excess of LIBOR, as determined on the related LIBOR Determination Date.

          "CLASS B CERTIFICATES" is defined in subsection 1(a) of this Series Supplement.

          "CLASS B CONTROLLED ACCUMULATION AMOUNT" means for any Transfer Date with respect to the Controlled Accumulation Period prior to the payment in full of the Class B Investor Interest, $2,222,222.22; provided that if the Controlled Accumulation Period Length is modified pursuant to subsection 4.11(i), (i) the Class B Controlled Accumulation Amount for each Transfer Date with respect to the Controlled Accumulation Period shall mean the amount determined in accordance with subsection 4.11(i) on the date on which the Controlled Accumulation Period has most recently been modified and (ii) the sum of the Class B Controlled Accumulation Amounts for all Transfer Dates with respect to the modified Controlled Accumulation Period shall not be less than the Class B Investor Interest.

          "CLASS B CONTROLLED DEPOSIT AMOUNT" means, with respect to any Transfer Date, the lesser of (1) the sum of (a) the Class B Controlled Accumulation Amount for such Transfer Date and (b) any existing Class B Accumulation Shortfall, and (2) the Class B Adjusted Investor Interest prior to any deposits made on such Transfer Date.

          "CLASS B COVERED AMOUNT" means an amount, determined as of each Transfer Date with respect to any Monthly Interest Period, equal to the product of (a)(i) a fraction, the numerator of which is the actual number of days in such Monthly Interest Period and the denominator of which is 360, times (ii) the Class B Certificate Rate for such Monthly Interest Period and (b) the Class B Principal Funding Account Balance as of the Record Date preceding such Transfer Date.

          "CLASS B DEFICIENCY AMOUNT" is defined in subsection 4.8(b).

          "CLASS B EXCESS PRINCIPAL FUNDING INVESTMENT PROCEEDS" means, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Class B Principal Funding Investment Proceeds for such Transfer Date exceed the Class B Covered Amount determined on such Transfer Date.

          "CLASS B FIXED ALLOCATION" means, for any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

          "CLASS B FLOATING ALLOCATION" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day; provided that, with respect to the first Monthly Period, the Class B Floating Allocation means the percentage equivalent of a fraction, the numerator of which is the Class B Initial Investor Interest and the denominator of which is the Initial Investor Interest.

          "CLASS B HOLDER" means the Person in whose name a Class B Certificate is registered in the Certificate Register.

          "CLASS B INITIAL INVESTOR INTEREST" means the aggregate initial principal amount of the Class B Certificates, which is $20,000,000.

          "CLASS B INTEREST FUNDING ACCOUNT" is defined in subsection 4.18(a).

          "CLASS B INVESTOR ALLOCATION" means, for any Monthly Period, (a) with respect to Default Amounts and Finance Charge Collections at any time and Principal Collections during the Revolving Period, the Class B Floating Allocation, and (b) with respect to Principal Collections during the Controlled Accumulation Period or Rapid Amortization Period, the Class B Fixed Allocation.

          "CLASS B INVESTOR CHARGE-OFF" is defined in subsection 4.12(b).

          "CLASS B INVESTOR DEFAULT AMOUNT" means, as to each Transfer Date, an amount equal to the product of (a) the Investor Default Amount for the related Monthly Period and (b)the Class B Floating Allocation applicable for the related Monthly Period.

          "CLASS B INVESTOR INTEREST" means, on any date of determination, an amount equal to (a) the Class B Initial Investor Interest, minus (b) the aggregate amount of principal payments made to Class B Holders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Transfer Dates pursuant to subsection 4.12(b), minus (d) the amount of the Reallocated Class B Principal Collections allocated pursuant to subsection 4.14(a) on all prior Transfer Dates for which the Collateral Interest has not been reduced, minus (e) an amount equal to the amount by which the Class B Investor Interest has been reduced on all prior Transfer Dates pursuant to subsection 4.12(a) and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates pursuant to subsection 4.13(e) for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c),
(d) and (e); provided that the Class B Investor Interest may not be reduced below zero.

          "CLASS B MONTHLY INTEREST" is defined in subsection 4.8(b).

          "CLASS B MONTHLY PRINCIPAL" is defined in subsection 4.9(b).

          "CLASS B OPTIMAL INTEREST" is defined in subsection 4.8(b).

          "CLASS B PRINCIPAL FUNDING ACCOUNT" is an account established by the Trustee as an administrative subaccount of the Principal Funding Account.

          "CLASS B PRINCIPAL FUNDING ACCOUNT BALANCE" means, with respect to any date of determination, the principal amount, if any, on deposit in the Class B Principal Funding Account on such date of determination.

          "CLASS B PRINCIPAL FUNDING INVESTMENT PROCEEDS" means, with respect to each Transfer Date, the investment earnings on funds in the Class B Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Transfer Date to but excluding such Transfer Date.

          "CLASS B PRINCIPAL FUNDING INVESTMENT SHORTFALL" means, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Class B Principal Funding Investment Proceeds for such Transfer Date are less than the Class B Covered Amount.

          "CLASS B REQUIRED AMOUNT" is defined in subsection 4.10(b).

          "CLASS B RESERVE DRAW AMOUNT" is defined in subsection 4.17(c).

          "CLASS B SCHEDULED PAYMENT DATE" means the June 2004 Distribution
Date.

          "CLASS B SERVICING FEE" is defined in Section 3 of this Series Supplement.

          "CLASS B SHORTFALL AMOUNT" means, as of any Distribution Date, an amount, if positive, equal to (x) Class B Optimal Interest for the related Monthly Interest Period minus (y) the excess of (i) Class B Available Funds for the related Monthly Period over (ii) if the Originators are not the Servicer, the Class B Servicing Fee for the related Monthly Period plus the Class B Unpaid Trustee Fee, if any, for the related Transfer Date.

          "CLASS B UNPAID TRUSTEE FEE" means, for any Transfer Date, an amount equal to the product of (a) the Investor Unpaid Trustee Fee for such Transfer Date and (b) the Class B Floating Allocation for the related Monthly Period.

          "CLOSING DATE" means June 15, 2001.

          "COLLATERAL ALLOCATION" means, for any Monthly Period, (a) with respect to Default Amounts and Finance Charge Collections at any time and Principal Collections during the Revolving Period, the Collateral Floating Allocation, and (b) with respect to Principal Collections during the Controlled Accumulation Period or Rapid Amortization Period, the Collateral Fixed Allocation.

          "COLLATERAL AVAILABLE FUNDS" means, as to any Monthly Period, an amount equal to the sum of (a) the Collateral Floating Allocation of Finance Charge Collections allocated to the Investor Certificates for such Monthly Period, (b) with respect to any Monthly Period during the Controlled Accumulation Period prior to the payment in full of the Collateral Interest, the Collateral Interest Principal Funding Investment Proceeds arising pursuant to subsection 4.16(b), if any, with respect to the related Transfer Date, (c) amounts, if any, to be withdrawn from the Reserve Account, deposited into the Finance Charge Account and treated as Collateral Available Funds on the related Transfer Date pursuant to subsection 4.17(b) and (d) any amounts to be withdrawn from the Reserve Account pursuant to subsection 4.17(d) to cover the Collateral Interest Reserve Draw Amount, if any, on the related Transfer Date.

          "COLLATERAL CHARGE-OFF" is defined in subsection 4.12(c).

          "COLLATERAL DEFAULT AMOUNT" means, as to any Transfer Date, an amount equal to the product of (a) the Investor Default Amount for the related Monthly Period and (b) the Collateral Floating Allocation applicable for the related Monthly Period.

          "COLLATERAL FIXED ALLOCATION" means, for any Monthly Period following the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Interest as of the close of business on the last day of the Revolving Period and the denominator of which is equal to the Investor Interest as of the close of business on the last day of the Revolving Period.

          "COLLATERAL FLOATING ALLOCATION" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Interest Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Investor Interest as of the close of business on such day; provided that, with respect to the first Monthly Period, the Collateral Floating Allocation means the percentage equivalent of a fraction, the numerator of which is the Collateral Initial Interest and the denominator of which is the Initial Investor Interest.

          "COLLATERAL INITIAL INTEREST" means $30,000,000.

          "COLLATERAL INTEREST" means, on any date of determination, a fractional undivided interest in the Trust which shall consist of the right to receive, to the extent necessary to make the required payments to the Collateral Interest Holder under this Series Supplement, the portion of Collections allocable thereto under the Agreement and this Series Supplement, and funds on deposit in the Collection Account, the Excess Funding Account, the Finance Charge Account, the Principal Account and the Distribution Account allocable thereto pursuant to the Agreement and this Series Supplement. On any date, for purposes of all calculations in the Agreement and this Series Supplement, the amount of the Collateral Interest shall be an amount equal to (a) the Collateral Initial Interest, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Transfer Dates pursuant to subsection 4.12(c), minus (d) the amount of Reallocated Principal Collections allocated pursuant to subsections 4.14(a) and (b) on all prior Transfer Dates, minus (e) an amount equal to the amount by which the Collateral Interest has been reduced on all prior Transfer Dates pursuant to subsections 4.12(a) and
(b), and plus (f) the aggregate amount of Excess Spread allocated and available on all prior Transfer Dates pursuant to subsection 4.13(i), for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided that the Collateral Interest may not be reduced below zero.

          "COLLATERAL INTEREST ACCUMULATION SHORTFALL" initially means zero and thereafter means, with respect to any Monthly Period during the Controlled Accumulation Period, the excess, if any, of the Collateral Interest Controlled Deposit Amount for the previous Monthly Period over the amount deposited into the Collateral Interest Principal Funding Account pursuant to subsection 4.11(e)(iii) with respect to the Collateral Interest for the previous Monthly Period.

          "COLLATERAL INTEREST ADJUSTED INVESTOR INTEREST" means, on any date of determination, an amount equal to the Collateral Interest minus the Collateral Interest Principal Funding Account Balance on such date of determination.

          "COLLATERAL INTEREST CONTROLLED ACCUMULATION AMOUNT" means for any Transfer Date with respect to the Controlled Accumulation Period prior to the payment in full of the Collateral Interest, the amount specified in the Loan Agreement; provided that if the Controlled Accumulation Period Length is modified pursuant to subsection 4.11(i), (i) the Collateral Interest Accumulation Amount for each Transfer Date with respect to the Controlled Accumulation Period shall mean the amount determined in accordance with the Loan Agreement on the date on which the Controlled Accumulation Period has most recently been modified and (ii) the sum of the Collateral Interest Controlled Accumulation Amounts for all Transfer Dates with respect to the modified Controlled Accumulation Period shall not be less than the Collateral Interest.

          "COLLATERAL INTEREST CONTROLLED DEPOSIT AMOUNT" means, with respect to any Transfer Date, the lesser of (1) the sum of (a) the Collateral Interest Controlled Accumulation Amount for such Transfer Date and (b) any existing Collateral Interest Accumulation Shortfall, and (2) the Collateral Interest Adjusted Investor Interest prior to any deposits made on such Transfer Date.

          "COLLATERAL INTEREST COVERED AMOUNT" means an amount, determined as of each Transfer Date with respect to any Monthly Interest Period, equal to the product of (a)(i) a fraction, the numerator of which is the actual number of days in such Monthly Interest Period and the denominator of which is 360, times
(ii) the Collateral Rate for such Monthly Interest Period and (b) the Collateral Interest Principal Funding Account Balance as of the Record Date preceding such Transfer Date.

          "COLLATERAL INTEREST EXCESS PRINCIPAL FUNDING INVESTMENT PROCEEDS" means, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Collateral Interest Principal Funding Investment Proceeds for such Transfer Date exceed the Collateral Interest Covered Amount determined on such Transfer Date.

          "COLLATERAL INTEREST HOLDER" means the entity so designated in the Loan Agreement.

          "COLLATERAL INTEREST MONTHLY INTEREST FUNDING ACCOUNT" is defined in subsection 4.18(a).

          "COLLATERAL INTEREST PRINCIPAL FUNDING ACCOUNT" is an account established by the Trustee as an administrative subaccount of the Principal Funding Account.

          "COLLATERAL INTEREST PRINCIPAL FUNDING ACCOUNT BALANCE" means, with respect to any date of determination, the principal amount, if any, on deposit in the Collateral Interest Principal Funding Account on such date of determination.

          "COLLATERAL INTEREST PRINCIPAL FUNDING INVESTMENT PROCEEDS" means, with respect to each Transfer Date, the investment earnings on funds in the Collateral Interest Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Transfer Date to but excluding such Transfer Date.

          "COLLATERAL INTEREST PRINCIPAL FUNDING INVESTMENT SHORTFALL" means, with respect to each Transfer Date relating to the Controlled Accumulation Period, the amount, if any, by which the Collateral Interest Principal Funding Investment Proceeds for such Transfer Date are less than the Collateral Interest Covered Amount.

          "COLLATERAL INTEREST RESERVE DRAW AMOUNT" is defined in subsection 4.17(c).

          "COLLATERAL INTEREST SCHEDULED PAYMENT DATE" means the June 2004 Distribution Date.

          "COLLATERAL INTEREST SERVICING FEE" is defined in Section 3 of this Series Supplement.

          "COLLATERAL MONTHLY INTEREST" is defined in subsection 4.8(c).

          "COLLATERAL MONTHLY PRINCIPAL" is defined in subsection 4.9(c).

          "COLLATERAL RATE" means, for any Interest Period, the rate specified in the Loan Agreement.

          "COLLATERAL UNPAID TRUSTEE FEE" for any Transfer Date, an amount equal to the product of (a) the Investor Unpaid Trustee Fee for such Transfer Date and
(b) the Collateral Floating Allocation for the related Monthly Period.

          "CONTROLLED ACCUMULATION DATE" means August 30, 2003.

          "CONTROLLED ACCUMULATION PERIOD" means, unless a Pay Out Event shall have occurred prior thereto, the period commencing at the close of business on the Controlled Accumulation Date or such later date as is determined in accordance with subsection 4.11(i) and ending on the first to occur of (a) the commencement of the Rapid Amortization Period and (b) the Series 2001-1 Termination Date.

          "CONTROLLED ACCUMULATION PERIOD LENGTH" is defined in subsection 4.11(i).

          "CONTROLLED DEPOSIT AMOUNT" means, for any Transfer Date, the sum of the Class A Controlled Deposit Amount, the Class B Controlled Deposit Amount and the Collateral Interest Controlled Deposit Amount, in each case for such Transfer Date.

          "CREDIT ENHANCEMENT" means (a) with respect to the Class A Certificates, the subordination of the Class B Certificates and the Collateral Interest, and (b) with respect to the Class B Certificates, the subordination of the Collateral Interest.

          "CREDIT ENHANCEMENT PROVIDER" means the Collateral Interest Holder.

          "CUMULATIVE SERIES PRINCIPAL SHORTFALL" means the sum of the Series Principal Shortfalls (as such term is defined in each of the related Supplements) for each Series in Group One.

          "DAILY PRINCIPAL SHORTFALL" means, on any date of determination, the excess of the Group One Monthly Principal Payment for the Monthly Period relating to such date over the month to date amount of Principal Collections for such Monthly Period allocable to investor certificates of all outstanding Series in Group One, not subject to reallocation, which are on deposit or to be deposited in the Principal Account on such date.

          "DEFICIENCY AMOUNT" means, at any date of determination, the sum of the Class A Deficiency Amount and the Class B Deficiency Amount.

          "DISTRIBUTION DATE" means July 16, 2001 and the fifteenth day of each calendar month thereafter, or if such fifteenth day is not a Business Day, the next succeeding Business Day.

          "EXCESS SPREAD" means, with respect to any Transfer Date, the sum of
(a) the sum of the amounts, if any, with respect to such Transfer Date specified pursuant to subsections 4.11(a)(v), 4.11(b)(iv) and 4.11(c)(iii), plus (b) the Excess Finance Charge Collections, if any, allocated to the Investor Interest pursuant to Section 4.5 for that Transfer Date.

          "FIXED INVESTOR PERCENTAGE" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Investor Interest as of the close of business on the last day of the Revolving Period and the denominator of which is the greater of (a) the aggregate amount of Beginning of Month Principal Receivables for such Monthly Period and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is defined in the Agreement) for allocations with respect to Principal Receivables for all outstanding Series on such date of determination; provided that with respect to any Monthly Period in which a Reset Date occurs, the denominator determined pursuant to clause (a) shall be (i) the aggregate amount of Beginning of Month Principal Receivables for such Monthly Period for the period from and including the first day of such Monthly Period to but excluding the Reset Date and (ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the Reset Date (after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the Reset Date, if applicable), for the period from and including the Reset Date to and including the last day of such Monthly Period.

          "FLOATING INVESTOR PERCENTAGE" means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Investor Interest as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Investor Interest) and the denominator of which is the greater of (a) the aggregate amount of Beginning of Month Principal Receivables, and (b) the sum of the numerators used to calculate the Investor Percentages (as such term is deemed in the Agreement) for allocations with respect to Finance Charge Receivables, Default Amounts, Unpaid Trustee Fee or Principal Receivables, as applicable, for all outstanding Series on such date of determination; provided that with respect to any Monthly Period in which a Reset Date occurs, the denominator determined pursuant to clause (a) shall be (i) the aggregate amount of Beginning of Month Principal Receivables for the period from and including the first day of the prior Monthly Period to but excluding the Reset Date and
(ii) the aggregate amount of Principal Receivables in the Trust as of the beginning of the day on the Reset Date (after adjusting for the aggregate amount of Principal Receivables added to or removed from the Trust on the Reset Date, if applicable), for the period from and including the Reset Date to and including the last day of such Monthly Period.

          "GROUP ONE" means Series 2001-1 and each other Series specified in the related Supplement to be included in Group One.

          "GROUP ONE MONTHLY PRINCIPAL PAYMENT" means, with respect to any Monthly Period, for all Series in Group One (including Series 2001-1) which are in an Amortization Period or Controlled Accumulation Period (as such terms are defined in the related Supplements for all Series in Group One, if applicable to such Series), the sum of (a) the Controlled Distribution Amount for the related Transfer Date for any Series in its Controlled Amortization Period (as such terms are defined in the related Supplements for all Series in Group One, if applicable to such Series), (b) the Controlled Deposit Amount for the related Transfer Date for any Series in its Controlled Accumulation Period, other than its Rapid Accumulation Period, as applicable (as such terms are defined in the related Supplements for all Series in Group One, if applicable to such Series),
(c) the Investor Interest as of the end of the prior Monthly Period taking into effect any payments to be made on the following Distribution Date for any Series in Group One in its Principal Payment Period, Principal Amortization Period or Rapid Amortization Period (as such terms are defined in the related Supplements for all Series in Group One, if applicable to such Series), (d) the Adjusted Investor Interest as of the end of the prior Monthly Period taking into effect any payments or deposits to be made on the following Transfer Date and Distribution Date for any Series in Group One in its Rapid Accumulation Period (as such terms are defined in the related Supplements for all Series in Group One, if applicable to such Series), (e) the excess of the Collateral Interest as of the Transfer Date occurring in such Monthly Period over the Required Collateral Interest for the related Transfer Date, assuming no Accumulation Shortfall (as such terms are defined in the related Supplements for all Series in Group One, if applicable to such Series) and (f) such other amounts as may be specified in the related Supplements for all Series in Group One.

          "INITIAL INVESTOR INTEREST" means $500,000,000.

          "INTEREST FUNDING ACCOUNT" shall have the meaning set forth in subsection 4.18(a).

          "INTEREST PAYMENT DATE" shall mean the 15th day of December, March, June and September, commencing on the September 2001 Distribution Date (or, if any such day is not a Business Day, the next succeeding Business Day), and the Class B Scheduled Payment Date.

          "INTEREST PERIOD" means, with respect to any Payment Date, the period from and including the previous Payment Date through the day preceding such Payment Date, except the initial Interest Period will be the period from and including the Closing Date through the day preceding the initial Payment Date.

          "INVESTOR CERTIFICATES" means the Class A Certificates, the Class B Certificates and the Collateral Interest.

          "INVESTOR DEFAULT AMOUNT" means, for any Monthly Period, an amount equal to the product of (a) the Default Amount and (b) the Floating Investor Percentage, in each case, for such Monthly Period.

          "INVESTOR HOLDER" means (a) with respect to the Class A Certificates, the holder of record of a Class A Certificate, (b) with respect to the Class B Certificates, the holder of record of a Class B Certificate and (c) with respect to the Collateral Interest, the Collateral Interest Holder.

          "INVESTOR INTEREST" means, on any date of determination, a amount equal to the sum of (a) the Class A Investor Interest, (b) the Class B Investor Interest and (c) the Collateral Interest, each as of such date.

          "INVESTOR PERCENTAGE" means, for any Monthly Period, (a) with respect to Finance Charge Receivables, Finance Charge Collections, Unpaid Trustee Fee and Default Amounts at any time and Principal Receivables and Principal Collections during the Revolving Period, the Floating Investor Percentage and
(b) with respect to Principal Receivables and Principal Collections during the Controlled Accumulation Period or the Rapid Amortization Period, the Fixed Investor Percentage.

          "INVESTOR PRINCIPAL COLLECTIONS" means, with respect to any Monthly Period, the sum of (a) the aggregate amount deposited or required to be deposited (before giving effect to any permitted netting) into the Principal Account for such Monthly Period pursuant to subsections 4.7(a)(ii), (iii) and
(iv), 4.7(b)(ii), (iii) and (iv), or 4.7(c)(ii), in each case, as applicable to such Monthly Period, (b) the aggregate amount to be treated as Investor Principal Collections pursuant to subsections 4.11(a)(iv), and 4.13(b), (c),
(d), (e), (h) and (i) for such Monthly Period (other than such amount paid from Reallocated Principal Collections), and (c) the aggregate amount of Unallocated Principal Collections deposited or required to be deposited on the related Transfer Date (before giving effect to any permitted netting) into the Principal Account pursuant to subsection 4.7(d).

          "INVESTOR SERVICING FEE" is defined in Section 3 of this Series Supplement.

          "INVESTOR UNPAID TRUSTEE FEE" means, for any Transfer Date, the product of the Floating Investor Percentage for the related Monthly Period and the Unpaid Trustee Fee for such Transfer Date.

          "LIBOR" means, for any Interest Period, an interest rate per annum determined by the Trustee for each Interest Period in accordance with the provisions of Section 4.19.

          "LIBOR DETERMINATION DATE" means June 13, 2001 for the initial Interest Period and the second London Business Day prior to the commencement of each subsequent Interest Period.

          "LOAN AGREEMENT" means the agreement to which the Transferor, each Servicer, Mellon Bank, the Trustee, and the Collateral Interest Holder are parties, dated as of June 15, 2001, as amended or modified from time to time.

          "LONDON BUSINESS DAY" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          "MELLON BANK" means Mellon Bank, N.A., a national banking association.

          "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means, as of any date of determination, an amount equal to the sum of the numerators used to calculate the Investor Percentage with respect to the allocation of Principal Collections for each Series outstanding on such date.

          "MINIMUM TRANSFEROR INTEREST" means as of any date of determination, an amount equal to 5% of the sum of (a) the amount of Principal Receivables as of such date of determination plus (b) the amount on deposit in the Excess Funding Account on the date of determination; provided that the Transferor may increase or reduce the percentage used to determine the Minimum Transferor Interest (but not below 2%) upon (a) 30 day's prior written notice to the Trustee, each Rating Agency and any Credit Enhancement Provider, (b) satisfaction of the Rating Agency Condition, and (c) delivery to the Trustee and each such Credit Enhancement Provider of an Officer's Certificate stating that the Transferor reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series.

          "MONTHLY INTEREST PERIOD" is defined in subsection 4.8(a).

          "MONTHLY PAYMENT RATE" means, in respect of any Monthly Period, a fraction (expressed as a percentage), the numerator of which shall equal the aggregate Collections received by the Servicer during such Monthly Period and the denominator of which shall equal the aggregate amount of Principal Receivables as of the close of business on the fifteenth day of such Monthly Period (or, if such day is not a Business Day, the immediately succeeding Business Day).

          "MONTHLY PERIOD" is defined in the Agreement, except that, with respect to Principal Collections, the first Monthly Period for the Investor Certificates begins on and includes the Closing Date and ends on and includes June 30, 2001.

          "NET PORTFOLIO YIELD" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of (a) the Finance Charge Collections deposited or required to be deposited (before giving effect to any permitted netting) into the Finance Charge Account and allocable to the Investor Certificates for such Monthly Period and (b) the Principal Funding Investment Proceeds deposited or required to be deposited into the Finance Charge Account on the related Transfer Date (before giving effect to any permitted netting) related to such Monthly Period, and (c) the amount of the Reserve Draw Amount (up to the Available Reserve Account Amount) plus any amounts of interest and earnings described in
Section 4.17, each deposited or required to be deposited into the Finance Charge Account on the Transfer Date (before giving effect to any permitted netting) relating to such Monthly Period, after subtracting the Investor Default Amount for such Monthly Period, and the denominator of which is the Investor Interest as of the close of business on the last day of such Monthly Period.

          "PAYMENT DATE" shall mean any Interest Payment Date and any Special Payment Date.

          "PAY OUT COMMENCEMENT DATE" means the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.1 of the Agreement or a Series 2001-1 Pay Out Event is deemed to occur pursuant to Section 9 of this Series Supplement.

          "PORTFOLIO ADJUSTED YIELD" means, with respect to any Transfer Date, the average of the percentages obtained for each of the three preceding Monthly Periods by subtracting the Base Rate from the Portfolio Yield for such Monthly Period and deducting 0.50% from the result for each Monthly Period.

          "PRINCIPAL ACCOUNT" is defined in subsection 4.16(a).

          "PRINCIPAL FUNDING ACCOUNT" is defined in subsection 4.16(a).

          "PRINCIPAL FUNDING INVESTMENT PROCEEDS" means, for any Transfer Date, the sum of Class A Principal Funding Investment Proceeds, Class B Principal Funding Investment Proceeds and Collateral Interest Principal Funding Investment Proceeds, in each case for such Transfer Date.

          "RAPID AMORTIZATION PERIOD" means the period commencing on the Pay Out Commencement Date and ending on the Series 2001-1 Termination Date.

          "RATING AGENCY" means Moody's and Standard & Poor's.

          "RATING AGENCY CONDITION" means the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that an action will not result in any Rating Agency reducing or withdrawing its then existing rating of the Class A Certificates, the Class B Certificates or the Collateral Interest.

          "REALLOCATED CLASS B PRINCIPAL COLLECTIONS" means, with respect to any Transfer Date, Principal Collections applied in accordance with subsection 4.14(a) in an amount not to exceed the product of (a) the Class B Investor Allocation for the Monthly Period relating to such Transfer Date and (b) the Investor Percentage for the Monthly Period relating to such Transfer Date and
(c) the amount of Principal Collections for the Monthly Period relating to such Transfer Date; provided that such amount shall not exceed the Class B Investor Interest after giving effect to any Class B Investor Charge-Offs for such Transfer Date.

          "REALLOCATED COLLATERAL PRINCIPAL COLLECTIONS" means, with respect to any Transfer Date, Principal Collections applied in accordance with subsections 4.14(a) and (b) in an amount not to exceed the product of (a) the Collateral Allocation for the Monthly Period relating to such Transfer Date and (b) the Investor Percentage for the Monthly Period relating to such Transfer Date and
(c) the amount of Principal Collections for the Monthly Period relating to such Transfer Date; provided that such amount shall not exceed the Collateral Interest after giving effect to any Collateral Charge-Offs for such Transfer Date.

          "REALLOCATED PRINCIPAL COLLECTIONS" means the sum of (a) Reallocated Class B Principal Collections and (b) Reallocated Collateral Principal Collections.

          "REFERENCE BANKS" means four major banks in the London interbank market selected by the Servicer (or the Transferor, if the Back-up Servicer is Servicer).

          "REMAINING UNPAID TRUSTEE FEE" for any Transfer Date, an amount equal to any Investor Unpaid Trustee Fee not paid out of Class A Available Funds, Class B Available Funds or Collateral Available Funds.

          "REQUIRED COLLATERAL INTEREST" means (a) initially, $30,000,000 and
(b) on any Transfer Date thereafter, an amount equal to the greater of (i) 6% of the sum of (x) the Class A Adjusted Investor Interest and the Class B Adjusted Investor Interest on such Transfer Date (after taking into account deposits into the Principal Funding Account on such Transfer Date and payments to be made on the related Distribution Date) and (y) the Collateral Interest on the prior Transfer Date, after any adjustments to be made on such prior Transfer Date, and
(ii) $15,000,000; provided that (x) if either (i) there is a reduction in the Collateral Interest pursuant to clause (c), (d) or (e) of the definition of such term or (ii) a Pay Out Event has occurred, the Required Collateral Interest for any Transfer Date shall (subject to clause (y)) equal the Required Collateral Interest for the Transfer Date immediately preceding such reduction or Pay Out Event and (y) in no event shall the Required Collateral Interest exceed the sum of the outstanding principal amounts of (i) the Class A Certificates and (ii) the Class B Certificates, each as of the last day of the Monthly Period preceding such Transfer Date after taking into account the payments to be made on the related Distribution Date.

          "REQUIRED RESERVE ACCOUNT AMOUNT" means, with respect to any Transfer Date on or after the Reserve Account Funding Date, an amount equal to (a) 0.50% of the outstanding principal balance of the Investor Certificates or (b) any other amount designated by the Transferor; provided that if such designation is of a lesser amount, the Transferor shall (i) provide the Servicer, the Collateral Interest Holder and the Trustee with evidence that the Rating Agency Condition has been satisfied and (ii) deliver to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 2001-1.

          "RESERVE ACCOUNT" is defined in subsection 4.17(a).

          "RESERVE ACCOUNT FUNDING DATE" means a Transfer Date selected by the Servicer which occurs not later than the earliest of: (a) the Transfer Date with respect to the Monthly Period which commences 3 months prior to the commencement of the Controlled Accumulation Period; (b) the first Transfer Date for which the Portfolio Adjusted Yield is less than 1.0%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences 12 months prior to the commencement of the Controlled Accumulation Period; (c) the first Transfer Date for which the Portfolio Adjusted Yield is less than 1.5%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences 6 months prior to the commencement of the Controlled Accumulation Period; and (d) the first Transfer Date for which the Portfolio Adjusted Yield is less than 2.0%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences 4 months prior to the commencement of the Controlled Accumulation Period.

          "RESERVE ACCOUNT SURPLUS" means, as of any Transfer Date following the Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

          "RESERVE DRAW AMOUNT" means, for any Transfer Date, the sum of the Class A Reserve Draw Amount, the Class B Reserve Draw Amount and the Collateral Interest Reserve Draw Amount, in each case for such Transfer Date.

          "RESET DATE" means (a) any date on which (i) Receivables are removed from the Trust pursuant to Section 2.6 of the Agreement or (ii) if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the initial investor interest of such Series are removed from the Trust or (b) any date on which there is an increase or decrease in the Investor Interest under any Variable Interest issued by the Trust.

          "REVOLVING PERIOD" means the period from and including the Closing Date to, but not including, the earlier of (a) the day the Controlled Accumulation Period commences or the Pay Out Commencement Date.

          "SECOND TIER RECEIVABLES PURCHASE AGREEMENT" means the Second Tier Receivables Purchase Agreement, dated as of June 15, 2001, by and between Mellon Bank, N.A., as seller, and Mellon Premium Finance Loan Owner Trust, as purchaser, as amended or modified from time to time.

          "SERIES 1996-1 PRINCIPAL FUNDING ACCOUNT" means the Principal Funding Account as defined in subsection 4.16(a) of the Series 1996-1 Supplement.

          "SERIES 1996-1 SUPPLEMENT" means the Series 1996-1 Supplement, dated as of December 1, 1996, to the Pooling and Servicing Agreement, dated December 1, 1996, among the Transferor, the Servicer, the Back-up Servicer, and the Trustee on behalf of the Series 1996-1 Holders, as amended or modified from time to time.

          "SERIES 2001-1" means the Series of the Mellon Bank Premium Finance Loan Master Trust represented by the Investor Certificates.

          "SERIES 2001-1 CERTIFICATES" means the Class A Certificates and the Class B Certificates.

          "SERIES 2001-1 HOLDERS" means the holder of record of a Series 2001-1 Certificate.

          "SERIES 2001-1 PAY OUT EVENT" is defined in Section 9 of this Series Supplement.

          "SERIES 2001-1 TERMINATION DATE" means the earliest to occur of (a) the Distribution Date on which the Investor Interest is paid in full, (b) the June 2006 Distribution Date and (c) the Trust Termination Date.

          "SERIES FINANCE CHARGE SHORTFALL" means, with respect to any Transfer Date, an amount equal to the excess, if any, of (a) the sum of the amounts specified in clauses (a) through (n) of Section 4.13 for that Transfer Date over
(b) the sum of the amounts, if any, with respect to such Transfer Date specified pursuant to subsections 4.11(a)(v), 4.11(b)(iv) and 4.11 (c)(iii).

          "SERIES PRINCIPAL SHORTFALL" means, with respect to any Transfer Date, the excess, if any, of (a)(i) with respect to any Transfer Date relating to the Controlled Accumulation Period, the sum of (A) the Controlled Deposit Amount for such Transfer Date and (B) the excess, if any, of the Collateral Interest for such Transfer Date (prior to any distributions on such Transfer Date and after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.12 and 4.14) over the Required Collateral Interest for such Transfer Date, (ii) with respect to any Transfer Date during the Rapid Amortization Period, the Adjusted Investor Interest and (iii) with respect to any Transfer Date relating to the Revolving Period, the excess, if any, of the Collateral Interest for such Transfer Date (prior to any distributions on such Transfer Date and after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.12 and 4.14) over the Required Collateral Interest for such Transfer Date, over (b) the Investor Principal Collections minus the Reallocated Principal Collections (other than any portions thereof that are applied pursuant to subsections 4.13(b) and 4.13(d), to the extent applied to pay the Class A Investor Default Amount and the Class B Investor Default Amount, respectively) for such Transfer Date.

          "SERIES SERVICING FEE PERCENTAGE" means .50%.

          "SHARED PRINCIPAL COLLECTIONS" means, as the context requires, either
(a) the amount allocated to the Investor Certificates which may be applied to the Series Principal Shortfall with respect to other outstanding Series in Group One or (b) the amounts allocated to the investor certificates of other Series in Group One which the applicable Supplements for such Series specify are to be treated as "Shared Principal Collections" and which may be applied to cover the Series Principal Shortfall with respect to the Investor Certificates.

          "SPECIAL PAYMENT DATE" shall mean each Distribution Date with respect to the Rapid Amortization Period.

          "TELERATE PAGE 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          "UNALLOCATED PRINCIPAL COLLECTIONS" is defined in subsection 4.7(d).

          "UNPAID TRUSTEE FEE" means, to the extent not paid by Mellon Bank pursuant to the Fee Agreement, for any Transfer Date, an amount equal to one twelfth of the Trustee's annual fee of $3,500, plus additional expenses of the Trustee, as specified in such fee agreement, not to exceed $53,500 per annum.

          SECTION 3. SERVICING COMPENSATION. The share of the Servicing Fee allocable to Series 2001-1 with respect to any Transfer Date (the "INVESTOR SERVICING FEE") shall be equal to one-twelfth of the product of (i) the Series Servicing Fee Percentage and (ii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided that with respect to the first Transfer Date, the Investor Servicing Fee shall equal $104,167. The share of the Investor Servicing Fee allocable to the Class A Investor Interest with respect to any Transfer Date (the "CLASS A SERVICING FEE") shall equal one-twelfth of the product of (i) the Class A Floating Allocation, (ii) Series Servicing Fee Percentage and (iii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided that with respect to the first Transfer Date, the Class A Servicing Fee shall equal $93,750. The share of the Investor Servicing Fee allocable to the Class B Investor Interest with respect to any Transfer Date (the "CLASS B SERVICING FEE") shall equal one-twelfth of the product of (i) the Class B Floating Allocation, (ii) the Series Servicing Fee Percentage and (iii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided that with respect to the first Transfer Date, the Class B Servicing Fee shall equal $4,167. The share of the Investor Servicing Fee allocable to the Collateral Interest with respect to any Transfer Date (the "COLLATERAL INTEREST SERVICING FEE") shall equal one-twelfth of the product of
(i) the Collateral Floating Allocation, (ii) the Series Servicing Fee Percentage and (iii) the Adjusted Investor Interest as of the last day of the Monthly Period preceding such Transfer Date; provided that with respect to the first Transfer Date, the Collateral Interest Servicing Fee shall equal $6,250. Except as specifically provided above, the Servicing Fee shall be paid by the cash flows from the Trust allocated to the Transferor or the certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Investor Holders be liable therefor. The Class A Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 4.11(a)(iii) and 4.13(b). The Class B Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to subsections 4.11(b)(iii) and 4.13(d). The Collateral Interest Servicing Fee shall be payable solely to the extent amounts are available for distribution in respect thereof pursuant to subsection 4.13(g) or if applicable subsection 4.11(c)(ii).

          SECTION 4. REASSIGNMENT AND TRANSFER TERMS. The Investor Certificates shall be subject to retransfer to the Transferor at its option, in accordance with subsection 12.2(a) of the Agreement, on any Distribution Date on or after the Distribution Date on which the Investor Interest is reduced to an amount less than or equal to 5% of the Initial Investor Interest. The deposit required in connection with any such repurchase shall include the amount, if any, on deposit in the Principal Funding Account and will be equal to the sum of (a) the Investor Interest and (b) accrued and unpaid interest on the Investor Certificates through the day preceding the Distribution Date on which the repurchase occurs.

          SECTION 5. DELIVERY AND PAYMENT FOR THE INVESTOR CERTIFICATES. The Transferor shall execute and deliver the Series 2001-1 Certificates to the Trustee for authentication in accordance with Section 6.1. The Trustee shall deliver such Certificates when authenticated in accordance with Section 6.2.

          SECTION 6. DEPOSITORY; FORM OF DELIVERY OF INVESTOR CERTIFICATES. (a) The Class A Certificates and the Class B Certificates shall be delivered as Book-Entry Certificates as provided in Sections 6.1 and 6.10.

          (b) The Depository for Series 2001-1 shall be The Depository Trust Company, and the Class A Certificates and Class B Certificates shall be initially registered in the name of Cede & Co., its nominee.

          SECTION 7. ARTICLE IV OF AGREEMENT. Sections 4.1 through 4.5 shall read in their entirety as provided in the Agreement. Article IV (except for Sections 4.1 through 4.5 thereof) shall be read in its entirety as follows and shall be applicable only to the Investor Certificates:

                                   ARTICLE IV
                      RIGHTS OF HOLDERS AND ALLOCATION AND
                           APPLICATION OF COLLECTIONS

          SECTION 4.6 RIGHTS OF HOLDERS AND THE COLLATERAL INTEREST HOLDER. The Investor Certificates shall represent undivided interests in the Trust, consisting of the right to receive, to the extent necessary to make the required payments with respect to such Investor Certificates at the times and in the amounts specified in this Agreement, (a) the applicable Investor Percentage of Collections received with respect to the Receivables and (b) funds on deposit in the Collection Account, the Finance Charge Account, the Excess Funding Account, the Principal Account, the Principal Funding Account, the Reserve Account and the Distribution Account. The Collateral Interest shall be subordinate to the Class A Certificates and the Class B Certificates to the extent described herein. The Class B Certificates shall be subordinate to the Class A Certificates to the extent described herein. The Transferor shall not have any interest in the Collection Account, the Finance Charge Account, the Excess Funding Account, the Principal Account, the Principal Funding Account, the Reserve Account or the Distribution Account, except as specifically provided in this Article IV.

          SECTION 4.7 ALLOCATIONS. (a) ALLOCATIONS DURING THE REVOLVING PERIOD. During the Revolving Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Holders or the Transferor and pay or deposit from the Collection Account the following amounts as set forth below (subject to Section 4.3):

          (i) Allocate to the Investor Holders and deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the Finance Charge Collections on such Date of Processing to be applied in accordance with Section 4.11.

          (ii) Allocate to the Investor Holders and deposit into the Principal Account an amount equal to the product of (A) the Collateral Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and
          (C) the aggregate amount of Principal Collections on such Date of Processing to be applied first in accordance with Section 4.14 and then in accordance with subsection 4.11(d).

          (iii) Allocate to the Investor Holders and deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and
          (C) the aggregate amount of Principal Collections on such Date of Processing to be applied first in accordance with Section 4.14 and then in accordance with subsection 4.11(d).

          (iv) (A) Allocate to the Investor Holders and deposit into the Principal Account an amount equal to the product of (1) the Class A Investor Allocation on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Principal Collections on such Date of Processing; provided that the amount deposited into the Principal Account pursuant to this subsection 4.7(a)(iv)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Transferor an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided that the amount to be paid to the Transferor pursuant to this subsection 4.7(a)(iv)(B) with respect to any Date of Processing shall be paid to the Transferor only to the extent that the Transferor Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables transferred to the Trust on or prior to such Date of Processing and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account in accordance with subsection 4.7(d).

          (b) ALLOCATIONS DURING THE CONTROLLED ACCUMULATION PERIOD. During the Controlled Accumulation Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Holders or the Transferor and pay or deposit from the Collection Account the following amounts as set forth below (subject to Section 4.3):

          (i) Allocate to the Investor Holders and deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.11.

          (ii) Allocate to the Investor Holders and deposit into the Principal Account an amount equal to the product of (A) the Collateral Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and
          (C) the aggregate amount of Principal Collections on such Date of Processing to be applied first in accordance with Section 4.14 and then in accordance with subsection 4.11(e).

          (iii) Allocate to the Investor Holders and deposit into the Principal Account an amount equal to the product of (A) the Class B Investor Allocation on the Date of Processing of such Collections, (B) the Investor Percentage on the Date of Processing of such Collections and
          (C) the aggregate amount of Principal Collections on such Date of Processing to be applied first in accordance with Section 4.14 and then in accordance with subsection 4.11(e).

          (iv) (A) Allocate to the Investor Holders and deposit into the Principal Account an amount equal to the product of (1) the Class A Investor Allocation on the Date of Processing of such Collections, (2) the Investor Percentage on the Date of Processing of such Collections and (3) the aggregate amount of Principal Collections on such Date of Processing; provided that the amount deposited into the Principal Account pursuant to this subsection 4.7(b)(iv)(A) shall not exceed the Daily Principal Shortfall, and (B) pay to the Transferor an amount equal to the excess identified in the proviso to clause (A) above, if any; provided that the amount to be paid to the Transferor pursuant to this subsection 4.7(b)(iv)(B) with respect to any Date of Processing shall be paid to the Transferor only to the extent that the Transferor Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables transferred to the Trust on or prior to such Date of Processing and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account in accordance with subsection 4.7(d).

          (c) ALLOCATIONS DURING THE RAPID AMORTIZATION PERIOD. During the Rapid Amortization Period, the Servicer shall, prior to the close of business on the day any Collections are deposited in the Collection Account, allocate to the Investor Holders and pay or deposit from the Collection Account the following amounts as set forth below (subject to Section 4.3):

          (i) Deposit into the Finance Charge Account an amount equal to the product of (A) the Investor Percentage on the Date of Processing of such Collections and (B) the aggregate amount of Collections processed in respect of Finance Charge Receivables on such Date of Processing to be applied in accordance with Section 4.11.

          (ii) (A) Deposit into the Principal Account an amount equal to the product of (1) the Investor Percentage on the Date of Processing of such Collections and (2) the aggregate amount of Principal Collections on such Date of Processing; provided that the aggregate amount deposited into the Principal Account pursuant to this subsection 4.7(c)(ii)(A) shall not exceed the sum of the Investor Interest as of the close of business on the last day of the prior Monthly Period (after taking into account any payments to be made on the Distribution Date relating to such prior Monthly Period and deposits and any adjustments to be made to the Investor Interest to be made on the Transfer Date relating to such Monthly Period) and any Reallocated Principal Collections relating to the Monthly Period in which such deposit is made and (B) pay to the Transferor an amount equal to the excess, if any, identified in the proviso to clause (A) above; provided that the amount to be paid to the Transferor pursuant to this subsection 4.7(c)(ii)(B) with respect to any Date of Processing shall be paid to the Transferor only to the extent that the Transferor Interest on such Date of Processing is greater than zero (after giving effect to the inclusion in the Trust of all Receivables transferred to the Trust on or prior to such Date of Processing and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account in accordance with subsection 4.7(d).

          (d) EXCESS FUNDING ACCOUNT. Any Principal Collections or Finance Charge Collections not allocated and paid to the Transferor because of the limitations contained in subsections 4.7(a)(iv)(B), 4.7(b)(iv)(B) and 4.7(c)(ii)(B) and any amounts allocable to the Investor Certificates deposited in the Principal Account pursuant to subsection 2.4(d)(iii) of the Agreement ("UNALLOCATED PRINCIPAL COLLECTIONS") shall be held in the Excess Funding Account and, prior to the commencement of the Controlled Accumulation Period or the Rapid Amortization Period shall be paid to the Transferor when, and only to the extent that, the Transferor Interest is greater than zero. For each Transfer Date with respect to the Controlled Accumulation Period or the Rapid Amortization Period, any such Unallocated Principal Collections held in the Excess Funding Account on such Transfer Date shall be included in the Investor Principal Collections which to the extent available shall be distributed as Available Investor Principal Collections to be applied pursuant to Section 4.11 on such Transfer Date.

          With respect to the Investor Certificates, and notwithstanding anything in the Agreement or this Series Supplement to the contrary, if at any time the Servicer is required to make daily deposits from the Collection Account into the Finance Charge Account or the Principal Account pursuant to subsections 4.7(a), 4.7(b) and 4.7(c) with respect to any Monthly Period:

          (i) on or after the related Determination Date, the Servicer may withdraw from the Finance Charge Account and the Principal Account any portion of the principal balance held in each such account in excess of the aggregate amount that will be required to be distributed to Investor Holders, distributed in accordance with the Loan Agreement or deposited in the Principal Funding Account from that account (directly or after deposit into the Distribution Account) on the related Distribution Date and transfer such funds to the Transferor (except that any such excess amount held in the Principal Account, and any portion of such excess amount held in the Finance Charge Account that would have been treated as a portion of Investor Principal Collections on the related Transfer Date, shall be transferred to the Transferor only to the extent that the Transferor Interest on the date of transfer is greater than zero (after giving effect to the inclusion in the Trust of all Receivables transferred to the Trust on or prior to such date and the application of payments referred to in subsection 4.3(b) and otherwise shall be deposited into the Excess Funding Account in accordance with subsection 4.7(d)); and

          (ii) on any date, the Servicer may withdraw from the Collection Account, the Finance Charge Account or the Principal Account any amounts inadvertently deposited in such account that should not have been so deposited.

          SECTION 4.8 DETERMINATION OF MONTHLY INTEREST. (a) The amount of monthly interest distributable from the Finance Charge Account with respect to the Class A Certificates on any Transfer Date (the "CLASS A MONTHLY INTEREST") shall equal the lesser of (x) Class A Available Funds for the related Monthly Period, less the sum of (i) the Class A Unpaid Trustee Fee, if any, for such Transfer Date and (ii) if the Originators are not the Servicer, the Class A Servicing Fee for the related Monthly Period and (y) the product of (i)(A) a fraction, the numerator of which is the actual number of days in the period (the "MONTHLY INTEREST PERIOD") from (and including) the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing
Date) to (but excluding) the related Distribution Date and the denominator of which is 360, times (B) the Class A Certificate Rate, times (ii) the outstanding principal balance of the Class A Certificates determined as of the Record Date preceding the related Transfer Date (interest computed pursuant to clause (y), the "CLASS A OPTIMAL INTEREST"); provided that in addition to Class A Monthly Interest an amount equal to the amount of any unpaid Class A Deficiency Amounts, as defined below, from prior Monthly Interest Periods, plus an amount equal to the product of (A)(1) a fraction, the numerator of which is the actual number of days in the related Monthly Interest Period and the denominator of which is 360, times (2) the sum of the Class A Certificate Rate in effect with respect to the related Monthly Period and 2% per annum and (B) any Class A Deficiency Amount from the prior Transfer Date, as defined below (or the portion thereof which has not theretofore been paid to Class A Holders) (the "CLASS A ADDITIONAL INTEREST") shall also be distributable from the Finance Charge Account with respect to the Class A Certificates on any Transfer Date, and on such Transfer Date the Trustee shall deposit such funds, to the extent available, into the Distribution Account. The "CLASS A DEFICIENCY AMOUNT" for any Transfer Date shall equal the excess, if any, of the aggregate amount distributable pursuant to this subsection 4.8(a) for the prior Monthly Interest Period over the amount actually deposited or available to be deposited on such Transfer Date into the Class A Interest Funding Account for payment to the Class A Holders on the applicable Payment Date.

          (b) The amount of monthly interest distributable from the Finance Charge Account with respect to the Class B Certificates on any Transfer Date (the "CLASS B MONTHLY INTEREST") shall equal the lesser of (x) Class B Available Funds for the related Monthly Period less the sum of (i) the Class B Unpaid Trustee Fee, if any, for such Transfer Date and (ii) if the Originators are not the Servicer, the Class B Servicing Fee for the related Monthly Period and (y) the product of (i)(A) a fraction, the numerator of which is the actual number of days in the period from (and including) the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) to (but excluding) the related Distribution Date and the denominator of which is 360, times (B) the Class B Certificate Rate, times (ii) the outstanding principal balance of the Class B Certificates determined as of the Record Date preceding the related Transfer Date (interest computed pursuant to clause (y), the "CLASS B OPTIMAL INTEREST"); provided that in addition to Class B Monthly Interest an amount equal to the amount of any unpaid Class B Deficiency Amounts, as defined below, from prior Monthly Interest Periods, plus an amount equal to the product of (A) (1) a fraction, the numerator of which is the actual number of days in the related Monthly Interest Period and the denominator of which is 360 times
(2) the sum of the Class B Certificate Rate in effect with respect to the related Monthly Period and 2% per annum and (B) any Class B Deficiency Amount from the prior Transfer Date, as defined below (or the portion thereof which has not theretofore been paid to Class B Holders) (the "CLASS B ADDITIONAL INTEREST") shall also be distributable from the Finance Charge Account with respect to the Class B Certificates on any Transfer Date, and on such Transfer Date the Trustee shall deposit such funds, to the extent available, into the Distribution Account. The "CLASS B DEFICIENCY AMOUNT" for any Transfer Date shall equal the excess, if any, of the aggregate amount distributable pursuant to this subsection 4.8(b) as of the prior Monthly Interest Period over the amount actually deposited or available to be deposited on such Transfer Date into the Class B Interest Funding Account for payment to the Class B Holders on the applicable Payment Date.

          (c) The amount of monthly interest distributable with respect to the Collateral Interest on any Transfer Date, as set forth in Section 4.13, shall equal the product of (i)(A) a fraction, the numerator of which is the actual number of days in the period from (and including) the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing
Date) to (but excluding) the related Distribution Date and the denominator of which is 360, times (B) the Collateral Rate in effect with respect to the related Interest Period, times (ii) the Collateral Interest determined as of the Record Date preceding such Transfer Date (the "COLLATERAL MONTHLY INTEREST"); provided that for purposes of determining Collateral Monthly Interest only, the Collateral Rate shall not exceed a per annum rate of 2% in excess of LIBOR as determined on the related LIBOR Determination Date.

          (d) In the event a Class A Shortfall Amount or Class B Shortfall Amount is not paid on any Distribution Date pursuant to subsections 4.13(l) or
(m), as the case may be, interest shall accrue on such Class A Shortfall Amount or Class B Shortfall Amount, as applicable, at the applicable Class A Certificate Rate or Class B Certificate Rate plus 2% (such Shortfall Amount plus interest thereon, compounded monthly, a "CLASS A CARRY-OVER AMOUNT" or "CLASS B CARRY-OVER AMOUNT", respectively) and shall be payable on the next succeeding Distribution Date as set forth in subsections 4.13(l) or (m), as applicable.

          SECTION 4.9 DETERMINATION OF MONTHLY PRINCIPAL. (a) The amount of monthly principal distributable from the Principal Account with respect to the Class A Certificates on each Transfer Date ("CLASS A MONTHLY PRINCIPAL") shall be equal to (i) during the Controlled Accumulation Period, beginning with the Transfer Date in the month following the month in which the Controlled Accumulation Period begins, the least of (x) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (y) the Class A Controlled Deposit Amount for such Transfer Date and (z) the Class A Adjusted Investor Interest on such Transfer Date, prior to any deposit into the Class A Principal Funding Account to be made on such day (and after taking into account any adjustments to be made on such Transfer Date pursuant to Section 4.12) and (ii) during the Rapid Amortization Period, the lesser of (x) the Available Investor Principal Collections on deposit in the Principal Account with respect to such Transfer Date and (y) the Class A Investor Interest prior to any distributions with respect to such Transfer Date (and after taking into account any adjustments to be made on such Transfer Date pursuant to Section 4.12).

          (b) The amount of monthly principal distributable from the Principal Account with respect to the Class B Certificates on each Transfer Date (the "CLASS B MONTHLY PRINCIPAL") shall be equal to (i) during the Controlled Accumulation Period, beginning with the Transfer Date in the month following the month in which the Controlled Accumulation Period begins, the least of (x) the excess, if any of (A) the Available Investor Principal Collections over (B) Class A Monthly Principal on such Transfer Date, (y) the Class B Controlled Deposit Amount for such Transfer Date and (z) the Class B Adjusted Investor Interest on such Transfer Date, prior to any deposit into the Class B Principal Funding Account to be made on such date (and after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.12 and 4.14) and (ii) during the Rapid Amortization Period, beginning with the Transfer Date on which the Class A Investor Interest is reduced to zero (after giving effect to payments of Class A Monthly Principal to be made on the related Distribution
Date), the lesser of (x) the excess, if any of (A) the Available Investor Principal Collections over (B) any Class A Monthly Principal on such Transfer Date and (y) the Class B Investor Interest on such Transfer Date, prior to any distributions with respect to such Transfer Date (and after taking into account any adjustments to be made on such Transfer Date pursuant to Section 4.12 and 4.14).

          (c) The amount of monthly principal distributable from the Principal Account with respect to the Collateral Interest on each Transfer Date (the "COLLATERAL MONTHLY PRINCIPAL") shall be equal to (i) during the Revolving Period, an amount equal to the lesser of (x) the excess, if any, of the Collateral Interest (prior to any distributions to be made on such Transfer Date and after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.12 and 4.14) over the Required Collateral Interest and
(y) Available Investor Principal Collections, (ii) during the Controlled Accumulation Period, beginning with the Transfer Date in the month following the month in which the Controlled Accumulation Period begins, the least of (x) the excess, if any of (A) the Available Investor Principal Collections over (B) the sum of (1) the Class A Monthly Principal and (2) the Class B Monthly Principal on such Transfer Date, (y) the sum of (A) the Collateral Interest Controlled Deposit Amount for such Transfer Date plus (B) the excess, if any, of the Collateral Interest for such Transfer Date (prior to any distributions on such Transfer Date and after taking into account any adjustments to be made pursuant to Sections 4.12 and 4.14) over the Required Collateral Interest for such Transfer Date and (z) the Collateral Interest Adjusted Investor Interest on such Transfer Date, prior to any deposit into the Collateral Interest Principal Funding Account to be made on such date (and after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.12 and 4.14) and (iii) during the Rapid Amortization Period, beginning with the Transfer Date on which both the Class A Investor Interest and the Class B Investor Interest have been reduced to zero (after giving effect to payments of Class A Monthly Principal and/or Class B Monthly Principal to be made on the related Distribution Date), the lesser of (x) the excess, if any of (A) the Available Investor Principal Collections over (B) the sum of any Class A Monthly Principal and any Class B Monthly Principal on such Transfer Date and (y) the Collateral Interest on such Transfer Date, prior to any distributions with respect to such Transfer Date (and after taking into account any adjustments to be made on such Transfer Date pursuant to Section 4.12 and 4.14).

          SECTION 4.10 COVERAGE OF REQUIRED AMOUNT. (a) On or before each Transfer Date, the Servicer shall determine the amount (the "CLASS A REQUIRED AMOUNT"), if any, by which the sum of (i) the Class A Unpaid Trustee Fee, if any, for such Transfer Date, (ii) the Class A Monthly Interest for such Transfer Date, (iii) the Class A Deficiency Amount, if any, for such Transfer Date, (iv) the Class A Additional Interest, if any, for such Transfer Date, (v) the Class A Servicing Fee for the prior Monthly Period, (vi) the Class A Servicing Fee, if any, due but not paid on any prior Transfer Date and (vii) the Class A Investor Default Amount, if any, for such Transfer Date, exceeds the Class A Available Funds deposited or available to be deposited for the related Monthly Period.

          (b) On or before each Transfer Date, the Servicer shall also determine the amount (the "CLASS B REQUIRED AMOUNT"), if any, equal to the sum of (i) the amount, if any, by which the sum of (A) the Class B Unpaid Trustee Fee, if any, for such Transfer Date, (B) the Class B Monthly Interest for such Transfer Date,
(C) the Class B Deficiency Amount, if any, for such Transfer Date, (D) the Class B Additional Interest, if any, for such Transfer Date, (E) the Class B Servicing Fee for the prior Monthly Period and (F) the Class B Servicing Fee, if any, due but not paid on any prior Transfer Date, exceeds the Class B Available Funds deposited or available to be deposited for the related Monthly Period plus (ii) the Class B Investor Default Amount, if any, for the prior Monthly Period.

          (c) If the Class A Required Amount or the Class B Required Amount for such Transfer Date is greater than zero, the Servicer shall give written notice to the Trustee of such positive Class A Required Amount or Class B Required Amount on or before such Transfer Date. In addition:

          (i) If the Class A Required Amount for such Transfer Date is greater than zero, all or a portion of the Excess Spread with respect to such Transfer Date in an amount equal to the Class A Required Amount, to the extent available, for such Transfer Date after application of Excess Spread pursuant to subsection 4.13(a), shall be distributed from the Finance Charge Account on such Transfer Date pursuant to subsection 4.13(b). If the Class A Required Amount for such Transfer Date exceeds the amount of Excess Spread available to fund the Class A Required Amount pursuant to subsection 4.13(b), the Principal Collections allocable to the Collateral Interest and the Class B Investor Interest with respect to the prior Monthly Period shall be applied as specified in Section 4.14.

          (ii) If the Class B Required Amount for such Transfer Date is greater than zero, all or a portion of the Excess Spread with respect to such Transfer Date in an amount equal to the Class B Required Amount, to the extent available, for such Transfer Date, after application of Excess Spread pursuant to subsections 4.13(a), (b) and (c), shall be distributed from the Finance Charge Account on such Transfer Date pursuant to subsection 4.13(d). If the Class B Required Amount for such Transfer Date exceeds the amount of Excess Spread available to fund the Class B Required Amount pursuant to subsection 4.13(d), the Principal Collections allocable to the Collateral Interest with respect to the prior Monthly Period (after application to the Class A Required Amount) shall be applied as specified in Section 4.14;

provided that the sum of any payments pursuant to this paragraph shall not exceed the sum of the Class A Required Amount and the Class B Required Amount.

          SECTION 4.11 MONTHLY PAYMENTS. On or before the second Business Day prior to each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B) to withdraw, and on such Transfer Date or the related Distribution Date, as applicable, the Trustee, acting in accordance with such instructions, shall withdraw, to the extent of available funds, the amounts required to be withdrawn from the Finance Charge Account, the Principal Account and the Principal Funding Account as follows:

          (a) An amount equal to the Class A Available Funds for the related Monthly Period will be distributed or deposited on each Transfer Date, to the extent available, in the following priority:

          (i) an amount equal to the Class A Unpaid Trustee Fee shall be distributed to the Trustee;

          (ii) an amount equal to Class A Monthly Interest, plus any Class A Deficiency Amount, plus any Class A Additional Interest (in each case for such Transfer Date) shall be deposited by the Servicer or the Trustee into the Class A Interest Funding Account for payment to Class A Holders on the applicable Payment Date;

          (iii) an amount equal to the Class A Servicing Fee for such Transfer Date, plus any Class A Servicing Fee due but not paid to the Servicer on any prior Transfer Date shall be distributed to the Servicer;

          (iv) an amount equal to the Class A Investor Default Amount, if any, for the preceding Monthly Period shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date; and

          (v) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as set forth in Section 4.13.

          If the Back-up Servicer is the Servicer, the amounts described in clause (iii) of this subsection 4.11(a) shall be paid prior to the amounts described in clause (ii) of this subsection 4.11(a).

          (b) An amount equal to the Class B Available Funds for the related Monthly Period will be distributed or deposited on each Transfer Date, to the extent available, in the following priority:

          (i) an amount equal to the Class B Unpaid Trustee Fee shall be distributed to the Trustee;

          (ii) an amount equal to the Class B Monthly Interest, plus any Class B Deficiency Amount, plus any Class B Additional Interest (in each case for such Transfer Date) shall be deposited by the Servicer or the Trustee into the Class B Interest Funding Account for payment to the Class B Holders on the applicable Payment Date;

          (iii) an amount equal to the Class B Servicing Fee for such Transfer Date, plus any Class B Servicing Fee due but not paid to the Servicer on any prior Transfer Date shall be distributed to the Servicer; and

          (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as set forth in Section 4.13.

          If the Back-up Servicer is the Servicer, the amounts described in clause (iii) of this subsection 4.11(b) shall be paid prior to the amounts described in clause (ii) of this subsection 4.11(b).

          (c) An amount equal to the Collateral Available Funds for the related Monthly Period will be distributed or deposited on each Transfer Date, to the extent available, in the following priority:

          (i) an amount equal to the Collateral Unpaid Trustee Fee shall be distributed to the Trustee;

          (ii) if the Originators are no longer the Servicer, an amount equal to the Collateral Interest Servicing Fee for such Transfer Date, plus any Collateral Interest Servicing Fee due but not paid to the Servicer on any prior Transfer Date shall be distributed to the Servicer; and

          (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as set forth in Section 4.13.

          (d) During the Revolving Period, an amount equal to the Available Investor Principal Collections for the related Monthly Period will be distributed on each Transfer Date, to the extent available, in the following priority:

          (i) an amount equal to the Collateral Monthly Principal for such Transfer Date shall be distributed to the Collateral Interest Holder in accordance with the Loan Agreement;

          (ii) an amount equal to the lesser of (A) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections remaining after the application specified in subsection 4.11(d)(i) and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Series Supplement for each Series in Group One and (2) the Cumulative Series Principal Shortfall and (B) such remaining Available Investor Principal Collections, shall remain in the Principal Account to be treated as Shared Principal Collections and applied to Series in Group One other than this Series 2001-1; and

          (iii) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections for such Transfer Date over (B) the applications specified in subsections 4.11(d)(i) and (ii) above shall be paid to the Transferor; provided that the amount to be paid to the Transferor pursuant to this subsection 4.11(d)(iii) with respect to such Transfer Date shall be paid to the Transferor only to the extent that the Transferor Interest on such Transfer Date is greater than zero (after giving effect to the inclusion in the Trust of all Receivables transferred to the Trust on or prior to such Transfer Date and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account in accordance with subsection 4.7(d).

          (e) During the Controlled Accumulation Period or the Rapid Amortization Period, an amount equal to the Available Investor Principal Collections for the related Monthly Period will be distributed on each Transfer Date, to the extent available, in the following priority:

          (i) an amount equal to the Class A Monthly Principal for such Transfer Date shall be (A) during the Controlled Accumulation Period, deposited into the Class A Principal Funding Account, and (B) during the Rapid Amortization Period, deposited into the Distribution Account;

          (ii) after giving effect to the distribution referred to in clause
          (i), an amount equal to the Class B Monthly Principal for such Transfer Date, shall be (A) during the Controlled Accumulation Period, deposited into the Class B Principal Funding Account and (B) during the Rapid Amortization Period, deposited into the Distribution Account;

          (iii) after giving effect to the distributions referred to in clauses
          (i) and (ii), an amount equal to the Collateral Monthly Principal for such Transfer Date, shall be (A) during the Controlled Accumulation Period, first distributed to the Collateral Interest Holder in accordance with the Loan Agreement, in an amount equal to the excess, if any, of the Collateral Interest (prior to any distributions on such Transfer Date and after taking into account any adjustments to be made on such Transfer Date pursuant to Sections 4.12 and 4.14) over the Required Collateral Interest for such Transfer Date and second, the remainder deposited into the Collateral Interest Principal Funding Account and (B) during the Rapid Amortization Period, deposited into the Distribution Account;

          (iv) an amount equal to the lesser of (A) the product of (1) a fraction, the numerator of which is equal to the Available Investor Principal Collections remaining after the application specified in subsections 4.11(e)(i), (ii) and (iii) and the denominator of which is equal to the sum of the Available Investor Principal Collections available for sharing as specified in the related Supplement for each Series in Group One and (2) the Cumulative Series Principal Shortfall and (B) such remaining Available Investor Principal Collections, shall remain in the Principal Account to be treated as Shared Principal Collections and applied to Series in Group One other than this Series 2001-1; and

          (v) an amount equal to the excess, if any, of (A) the Available Investor Principal Collections over (B) the applications specified in subsections 4.11(e)(i) through (iv) shall be paid to the Transferor; provided that the amount to be paid to the Transferor pursuant to this subsection 4.11(e)(v) with respect to such Transfer Date shall be paid to the Transferor only to the extent that the Transferor Interest on such Transfer Date is greater than zero (after giving effect to the inclusion in the Trust of all Receivables transferred to the Trust on or prior to such Transfer Date and the application of payments referred to in subsection 4.3(b)) and otherwise shall be deposited into the Excess Funding Account in accordance with subsection 4.7(d).

          (f) On the earlier to occur of (i) the first Transfer Date with respect to the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Class A Scheduled Payment Date, the Trustee, acting in accordance with instructions from the Servicer, shall withdraw from the Principal Funding Account and deposit in the Distribution Account the amount on deposit in the Principal Funding Account.

          (g) On each Payment Date, the Trustee, acting in accordance with instructions from the Servicer, shall pay in accordance with Section 5.1, (a) to the Class A Holders, the amount on deposit in the Class A Interest Funding Account on the related Transfer Date, (b) to the Class B Holders from the Class B Interest Funding Account, the amount on deposit in the Class B Interest Funding Account on the related Transfer Date and (c) to the Collateral Interest Holder, the amount on deposit in the Collateral Interest Funding Account on the related Transfer Date.

          (h) On the earlier to occur of (i) the first Special Payment Date with respect to the Rapid Amortization Period and (ii) the Class A Scheduled Payment Date and on each Payment Date thereafter, the Trustee, acting in accordance with instructions from the Servicer, shall pay in accordance with Section 5.1 from the Distribution Account the amount so deposited into the Distribution Account pursuant to subsections 4.11(e) and (f) on the related Transfer Date in the following priority:

          (i) an amount equal to the lesser of such amount on deposit in the Distribution Account and the Class A Investor Interest shall be paid to the Class A Holders;

          (ii) for each Special Payment Date with respect to the Rapid Amortization Period and on the Class B Scheduled Payment Date, after giving effect to the distributions referred to in clause (i) above, an amount equal to the lesser of such amount on deposit in the Distribution Account and the Class B Investor Interest shall be paid to the Class B Holders; and

          (iii) for each Special Payment Date with respect to the Rapid Amortization Period and on the Collateral Interest Scheduled Payment Date, after giving effect to the distributions referred to in clauses
          (i) and (ii) above, an amount equal to the lesser of such amount on deposit in the Distribution Account and the Collateral Interest shall be paid to the Collateral Interest Holder.

          (i) The Controlled Accumulation Period is scheduled to commence at the close of business on the Controlled Accumulation Date; provided that if the Controlled Accumulation Period Length (determined as described below) on any Determination Date on or after the Determination Date preceding the September 2003 Monthly Period is less than nine months, upon written notice to the Trustee, the Transferor and each Rating Agency, the Servicer, at its option, may elect to modify the date on which the Controlled Accumulation Period actually commences to the first day of the month that is a number of months at least equal to the Controlled Accumulation Period Length (so that, as a result of such election, the number of Monthly Periods in the Controlled Accumulation Period will at least equal the Controlled Accumulation Period Length); provided that
(i) the length of the Controlled Accumulation Period will not be less than six months; (ii) such determination of the Controlled Accumulation Period Length shall be made on each Determination Date on and after the Determination Date preceding the September 2003 Monthly Period but prior to the commencement of the Controlled Accumulation Period, and any election to shorten the Controlled Accumulation Period shall be subject to the subsequent lengthening of the Controlled Accumulation Period to the Controlled Accumulation Period Length determined on any subsequent Determination Date, but the Controlled Accumulation Period shall in no event commence prior to the Controlled Accumulation Date, and
(iii) notwithstanding any other provision of this Series Supplement to the contrary, no election to postpone the commencement of the Controlled Accumulation Period shall be made after a Pay Out Event shall have occurred and be continuing with respect to any other Series. The "CONTROLLED ACCUMULATION PERIOD LENGTH" will mean a number of months such that the amount available for distribution of principal first, on the Class A Certificates on the Class A Scheduled Payment Date, second, on the Class B Certificates on the Class B Scheduled Payment Date, and third, on the Collateral Interest on the Collateral Interest Scheduled Payment Date is expected to equal or exceed the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest, respectively, assuming for this purpose that (1) the payment rate with respect to Principal Collections remains constant at the lowest level of such payment rate during the nine preceding Monthly Periods (or such lower payment rate as the Servicer may select), (2) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Excess Funding Account, if any) remains constant at the level on such date of determination, (3) no Pay Out Event with respect to any Series will subsequently occur and (4) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. Any notice by the Servicer electing to modify the commencement of the Controlled Accumulation Period pursuant to this clause (i) shall specify (i) the Controlled Accumulation Period Length, (ii) the commencement date of the Controlled Accumulation Period and (iii) the Class A Controlled Accumulation Amount, the Class B Controlled Accumulation Amount, and the Collateral Interest Controlled Accumulation Amount with respect to each Monthly Period during the Controlled Accumulation Period.

          SECTION 4.12 INVESTOR CHARGE-OFFS. (a) On or before each Transfer Date, the Servicer shall calculate the Class A Investor Default Amount. If on any Transfer Date, the Class A Investor Default Amount for the related Monthly Period exceeds the sum of the amount allocated with respect thereto pursuant to subsection 4.11(a)(iv), subsection 4.13(b) and Section 4.14 with respect to such Monthly Period, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) will be reduced by the amount of such excess, but not by more than the lesser of the Class A Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date) for such Transfer Date. If reduction for such excess would have caused the Collateral Interest to be a negative number, the Collateral Interest will be reduced to zero, and the Class B Investor Interest (after giving effect to reductions for any Class B Investor Charge-Offs and any Reallocated Class B Principal Collections on such Transfer Date) will be reduced by the amount by which the Collateral Interest would have been reduced below zero. If such reduction would cause the Class B Investor Interest to be a negative number, the Class B Investor Interest will be reduced to zero, and the Class A Investor Interest will be reduced by the amount by which the Class B Investor Interest would have been reduced below zero, but not by more than the Class A Investor Default Amount for such Transfer Date (a "CLASS A INVESTOR CHARGE-OFF"). If the Class A Investor Interest has been reduced by the amount of any Class A Investor Charge-Offs, it will be reimbursed on any Transfer Date thereafter (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread allocated and available for such purpose pursuant to subsection 4.13(c).

          (b) On or before each Transfer Date, the Servicer shall calculate the Class B Investor Default Amount. If on any Transfer Date, the Class B Investor Default Amount for the related Monthly Period exceeds the amount of Excess Spread and Reallocated Collateral Principal Collections which are allocated and available to fund such amount pursuant to subsection 4.13(d) and Section 4.14, the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and any adjustments with respect thereto as described in Section 4.12(a)) will be reduced by the amount of such excess, but not by more than the lesser of the Class B Investor Default Amount and the Collateral Interest (after giving effect to reductions for any Collateral Charge-Offs and any Reallocated Principal Collections on such Transfer Date and any adjustments with respect thereto as described in subsection 4.12(a)) for such Transfer Date. If reduction for such excess would have caused the Collateral Interest to be a negative number, the Collateral Interest shall be reduced to zero and the Class B Investor Interest shall be reduced by the amount by which the Collateral Interest would have been reduced below zero, but not by more than the Class B Investor Default Amount for such Transfer Date (a "CLASS B INVESTOR CHARGE-OFF"). The Class B Investor Interest will also be reduced by the amount of Reallocated Class B Principal Collections in excess of the Collateral Interest pursuant to Section 4.14 and the amount of any portion of the Class B Investor Interest allocated to the Class A Certificates to avoid a reduction in the Class A Investor Interest pursuant to subsection 4.12(a). The Class B Investor Interest will thereafter be reimbursed (but not to an amount in excess of the unpaid principal balance of the Class B Certificates) on any Transfer Date by the amount of Excess Spread allocated and available for that purpose as described under subsection 4.13(e).

          (c) On or before each Transfer Date, the Servicer shall calculate the Collateral Default Amount. If on any Transfer Date, the Collateral Default Amount for the prior Monthly Period exceeds the amount of Excess Spread which is allocated and available to fund such amount pursuant to subsection 4.13(h), the Collateral Interest will be reduced by the amount of such excess but not by more than the lesser of the Collateral Default Amount and the Collateral Interest for such Transfer Date (a "COLLATERAL CHARGE-OFF"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections pursuant to
Section 4.14 and the amount of any portion of the Collateral Interest allocated to the Class A Certificates or the Class B Certificates to avoid a reduction in the Class A Investor Interest, pursuant to subsection 4.12(a), or the Class B Investor Interest, pursuant to subsection 4.12(b), respectively. The Collateral Interest will thereafter be reimbursed on any Transfer Date by the amount of the Excess Spread allocated and available for that purpose as described under subsection 4.13(i).

          SECTION 4.13 EXCESS SPREAD. On or before the second Business Day prior to each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit B) to apply, and the Trustee, acting in accordance with such instructions shall apply, Excess Spread with respect to the related Monthly Period, to make the following distributions on each Transfer Date in the following priority:

          (a) an amount equal to the Remaining Unpaid Trustee Fee, if any, shall be distributed to the Trustee;

          (b) an amount equal to the Class A Required Amount, if any, with respect to such Transfer Date will be used to fund amounts comprising the Class A Required Amount not paid pursuant to subsection 4.11(a) and be applied in accordance with, and in the priority set forth in, subsection 4.11(a);

          (c) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

          (d) an amount equal to the Class B Required Amount, if any, with respect to such Transfer Date will be used to fund amounts comprising the Class B Required Amount not paid pursuant to subsection 4.11(b) and be applied first in accordance with, and in the priority set forth in, subsection 4.11(b) and then any remaining amount available to pay the Class B Investor Default Amount for the prior Monthly Period shall be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

          (e) an amount equal to the aggregate amount by which the Class B Investor Interest has been reduced below the initial Class B Investor Interest for reasons other than the payment of principal to the Class B Holders (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

          (f) an amount equal to the Collateral Monthly Interest plus the amount of any past due Collateral Monthly Interest for such Transfer Date will be deposited into the Collateral Interest Monthly Interest Funding Account, for distribution to the Collateral Interest Holder on the applicable Payment Date;

          (g) if the Originators are the Servicer, an amount equal to the aggregate amount of accrued but unpaid Collateral Interest Servicing Fees will be paid to the Servicer;

          (h) an amount equal to the Collateral Default Amount, if any, for the prior Monthly Period will be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

          (i) an amount equal to the aggregate amount by which the Collateral Interest has been reduced below the Required Collateral Interest for reasons other than the payment of principal to the Collateral Interest Holder (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Investor Principal Collections and deposited into the Principal Account on such Transfer Date;

          (j) on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in subsection 4.17(f), an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

          (k) an amount equal to all other amounts due under the Loan Agreement (to the extent payable from "AVAILABLE NON-PRINCIPAL FUNDS," as defined therein) shall be distributed in accordance with the Loan Agreement;

          (l) an amount equal to the sum of (x) any Class A Shortfall Amount for the current Distribution Date and (y) any accrued and unpaid Class A Carry-Over Amount from a prior Distribution Date shall be deposited by the Servicer or the Trustee in the Class A Interest Funding Account for payment to the Class A Holders on the applicable Payment Date;

          (m) an amount equal to the sum of (x) any Class B Shortfall Amount for the current Distribution Date and (y) any accrued and unpaid Class B Carry-Over Amount from a prior Distribution Date shall be deposited by the Servicer or the Trustee into the Class B Interest Funding Account for payment to the Class B Holders on the applicable Payment Date;

          (n) the Investor Percentage of any remaining amounts owed to the Trustee, if any, pursuant to the Fee Agreement in excess of the Unpaid Trustee Fee, to the extent not paid by the Transferor; and

          (o) the balance, if any, after giving effect to the payments made pursuant to clauses (a) through (n) shall constitute "EXCESS FINANCE CHARGE COLLECTIONS" to be applied with respect to other Series in accordance with
Section 4.5 of the Agreement.

          SECTION 4.14 REALLOCATED PRINCIPAL COLLECTIONS. On or before the second Business Day prior to each Transfer Date, the Servicer shall instruct the Trustee in writing (which writing shall be substantially in the form of Exhibit
B) to, and the Trustee in accordance with such instructions shall, withdraw from the Principal Account and apply Reallocated Principal Collections (applying all Reallocated Collateral Principal Collections in accordance with subsections 4.14(a) and (b) prior to applying any Reallocated Class B Principal Collections in accordance with subsection 4.14(a) for any amounts still owing after the application of Reallocated Collateral Principal Collections) with respect to such Transfer Date, to make the following distributions on each Transfer Date in the following priority:

          (a) an amount equal to the excess, if any, of (i) the Class A Required Amount, if any, with respect to such Transfer Date over (ii) the amount of Excess Spread with respect to the related Monthly Period allocated and available to pay the Class A Required Amount pursuant to subsection 4.13(b) on such Transfer Date, shall be applied in the manner set forth in subsection 4.13(b) and

          (b) an amount equal to the excess, if any, of (i) the Class B Required Amount, if any, with respect to such Transfer Date over (ii) the amount of Excess Spread with respect to the related Monthly Period allocated and available to pay the Class B Required Amount pursuant to subsection 4.13(d) on such Transfer Date shall be applied in the manner set forth in subsection 4.13(d).

          On each Transfer Date, the Collateral Interest shall be reduced by the amount of Reallocated Collateral Principal Collections and by the amount of Reallocated Class B Principal Collections for such Transfer Date. If such reduction would cause the Collateral Interest (after giving effect to any Collateral Charge-Offs for such Transfer Date) to be a negative number, the Collateral Interest (after giving effect to any Collateral Charge-Offs for such Transfer Date) shall be reduced to zero and the Class B Investor Interest shall be reduced by the amount by which the Collateral Interest would have been reduced below zero. If the reallocation of Reallocated Principal Collections would cause the Class B Investor Interest (after giving effect to any Class B Investor Charge-Offs for such Transfer Date) to be a negative number on any Transfer Date, Reallocated Principal Collections shall be reallocated on such Transfer Date in an aggregate amount not to exceed the amount which would cause the Class B Investor Interest (after giving effect to any Class B Investor Charge-Offs for such Transfer Date) to be reduced to zero.

          SECTION 4.15 SHARED PRINCIPAL COLLECTIONS. (a) The portion of Shared Principal Collections on deposit in the Principal Account equal to the amount of Shared Principal Collections allocable to Series 2001-1 on any Transfer Date shall be applied as Available Investor Principal Collections pursuant to Section
4.11 and pursuant to such Section 4.11 shall be deposited in the Distribution Account or distributed in accordance with the Loan Agreement.

          (b) Shared Principal Collections allocable to Series 2001-1 with respect to any Transfer Date means an amount equal to the Series Principal Shortfall, if any, with respect to Series 2001-1 for such Transfer Date; provided that if the aggregate amount of Shared Principal Collections for all Series for such Transfer Date is less than the Cumulative Series Principal Shortfall for such Transfer Date, then Shared Principal Collections allocable to Series 2001-1 on such Transfer Date shall equal the product of (i) Shared Principal Collections for all Series for such Transfer Date and (ii) a fraction, the numerator of which is the Series Principal Shortfall with respect to Series 2001-1 for such Transfer Date and the denominator of which is the aggregate amount of Cumulative Series Principal Shortfall for all Series for such Transfer Date.

          (c) Solely for the purpose of determining the amount of Available Investor Principal Collections to be treated as Shared Principal Collections on any Transfer Date allocable to other Series in Group One, on each Determination Date, the Servicer shall determine the Class A Required Amount, Class B Required Amount, Excess Spread and Reallocated Principal Collections as of such Determination Date for the following Transfer Date.

          SECTION 4.16 PRINCIPAL ACCOUNT AND PRINCIPAL FUNDING ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trust, on behalf of the Trust, for the benefit of the Investor Holders, two segregated trust accounts (the "PRINCIPAL ACCOUNT" and the "PRINCIPAL FUNDING ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Holders or establish and maintain the Principal Account and the Principal Funding Account with a Qualified Institution. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Account and the Principal Funding Account and in all proceeds thereof. The Principal Account and the Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Holders. If at any time a Qualified Institution holding the Principal Account and the Principal Funding Account ceases to be a Qualified Institution, the Transferor shall notify the Trustee and the Collateral Interest Holder, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Principal Account and a new Principal Funding Account meeting the conditions specified above, and shall transfer any cash or any investments to such new Principal Account and Principal Funding Account. The Trustee shall establish the Class A Principal Funding Account, the Class B Principal Funding Account, and the Collateral Interest Principal Funding Account as administrative subaccounts of the Principal Funding Account. The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Principal Account, the Class A Principal Funding Account, the Class B Principal Funding Account and the Collateral Interest Principal Funding Account from time to time, in the amounts and for the purpose set forth in this Series Supplement, and (ii) on each Transfer Date (from and after the commencement of the Controlled Accumulation Period) prior to termination of the Class A Principal Funding Account, the Class B Principal Funding Account and the Collateral Interest Principal Funding Account make deposits into such accounts in the amounts specified in, and otherwise in accordance with, subsection 4.11(e).

          (b) Funds on deposit in the Principal Account, the Class A Principal Funding Account, the Class B Principal Funding Account, and the Collateral Interest Principal Funding Account shall be invested by the Trustee in Permitted Investments only upon and in accordance with the written directions of the Servicer. Funds on deposit in the Class A Principal Funding Account, the Class B Principal Funding Account and the Collateral Interest Principal Funding Account on any Transfer Date, after giving effect to any withdrawals from such accounts on such Transfer Date, shall be invested in such Permitted Investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Investor Holders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. No Permitted Investment shall be disposed of prior to its maturity.

          On the Transfer Date occurring in the month following the commencement of the Controlled Accumulation Period and on each Transfer Date thereafter with respect to the Controlled Accumulation Period, the Trustee, acting at the Servicer's direction given on or before such Transfer Date, shall transfer (i) from the Class A Principal Funding Account to the Finance Charge Account, the Class A Principal Funding Investment Proceeds on deposit in the Class A Principal Funding Account, but not in excess of the Class A Covered Amount, for application as Class A Available Funds applied pursuant to subsection 4.11(a);
(ii) from the Class B Principal Funding Account to the Finance Charge Account, the Class B Principal Funding Investment Proceeds on deposit in the Class B Principal Funding Account, but not in excess of the Class B Covered Amount, for application as Class B Available Funds applied pursuant to 4.11(b); and (iii) from the Collateral Interest Principal Funding Account to the Finance Charge Account, the Collateral Interest Principal Funding Investment Proceeds on deposit in the Collateral Interest Principal Funding Account, but not in excess of the Collateral Interest Covered Amount, for application as Collateral Available Funds applied pursuant to 4.11(c).

          Any Class A Excess Principal Funding Investment Proceeds, Class B Excess Principal Funding Investment Proceeds, and Collateral Interest Excess Principal Funding Investment Proceeds shall be paid to the Transferor on each Transfer Date. An amount equal to any Class A Principal Funding Investment Shortfall, any Class B Principal Funding Investment Shortfall, and Collateral Interest Principal Funding Investment Shortfall will be deposited in the Finance Charge Account on each Transfer Date from the Reserve Account to the extent funds are available pursuant to subsection 4.17(d). Class A Principal Funding Investment Proceeds, Class B Principal Funding Investment Proceeds, and Collateral Interest Principal Funding Investment Proceeds (including, in each case, reinvested interest) shall not be considered part of the amounts on deposit in the Class A Principal Funding Account, the Class B Principal Funding Account or the Collateral Interest Principal Funding Account, as the case may be, for purposes of this Series Supplement.

          SECTION 4.17 RESERVE ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trust, on behalf of the Trust, for the benefit of the Investor Holders, a segregated trust account (the "RESERVE ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Holders or establish and maintain the Reserve Account with a Qualified Institution. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Holders. If at any time a Qualified Institution holding the Reserve Account ceases to be a Qualified Institution, the Transferor shall notify the Trustee, each Rating Agency and the Collateral Interest Holder, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Reserve Account meeting the conditions specified above, and shall transfer any cash or investments to such new Reserve Account. The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Series Supplement, and
(ii) on each Transfer Date (from and after the Reserve Account Funding Date) prior to termination of the Reserve Account make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.13(j).

          (b) Funds on deposit in the Reserve Account shall be invested by the Trustee in Permitted Investments only upon and in accordance with the written directions of the Servicer. Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such Permitted Investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Investor Holders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. No Permitted Investment shall be disposed of prior to its maturity. On each Transfer Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Transfer Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited into the Finance Charge Account and included in Class A Available Funds for such Transfer Date. Such funds shall be allocated between the Class A Investor Interest, the Class B Investor Interest and the Collateral Interest, and treated as Class A Available Funds, Class B Available Funds or Collateral Available Funds of such Transfer Date based on the percentage of the outstanding principal balance of the Series 2001-1 Certificates represented by the Class A Certificates, the Class B Certificates and the Collateral Interest, respectively, on such Transfer Date. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Series Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

          (c) On or before each Transfer Date with respect to the Controlled Accumulation Period and on or before the first Transfer Date with respect to the Rapid Amortization Period, the Servicer shall calculate (i) prior to the payment in full of the Class A Investor Interest, the "CLASS A RESERVE DRAW AMOUNT", which shall be equal to the Class A Principal Funding Investment Shortfall with respect to such Transfer Date less, in each case, the funds deposited into the Finance Charge Account on such Transfer Date pursuant to subsection 4.17(b) that are included in Class A Available Funds for such Transfer Date; (ii) prior to the payment in full of the Class B Investor Interest, the "CLASS B RESERVE DRAW AMOUNT", which shall be equal to the Class B Principal Funding Investment Shortfall with respect to such Transfer Date less, in each case, the amount of funds deposited into the Finance Charge Account on such Transfer Date pursuant to subsection 4.17(b) that are included in Class B Available Funds for such Transfer Date; and (c) prior to the payment in full of the Collateral Interest, the "COLLATERAL INTEREST RESERVE DRAW AMOUNT", which shall be equal to the Collateral Interest Principal Funding Investment Shortfall with respect to such Transfer Date less, in each case, the amount of funds deposited into the Finance Charge Account on such Transfer Date pursuant to subsection 4.17(b) that are included in Collateral Available Funds for such Transfer Date.

          (d) On each Transfer Date, first, the Class A Reserve Draw Amount, if any, up to the Available Reserve Account Amount, second, following withdrawal of the Class A Reserve Draw Amount, the Class B Reserve Draw Amount, if any, up to any remaining Available Reserve Account Amount, and third following withdrawal of the Class A Reserve Draw Amount and the Class B Reserve Draw Amount, the Collateral Interest Reserve Draw Amount, if any, up to any remaining Available Reserve Account Amount shall be withdrawn from the Reserve Account on such Transfer Date by the Trustee (acting in accordance with the instructions of the Servicer), deposited into the Finance Charge Account and included in Class A Available Funds, Class B Available Funds and Collateral Available Funds, respectively, for such Transfer Date.

          (e) If the Reserve Account Surplus on any Transfer Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Transfer Date, is greater than zero, the Trustee, acting in accordance with the instructions of the Servicer, shall withdraw from the Reserve Account, and pay, in accordance with the Loan Agreement, an amount equal to such Reserve Account Surplus.

          (f) Upon the earliest to occur of (i) the termination of the Trust pursuant to Article XII, (ii) the first Transfer Date relating to the Rapid Amortization Period and (iii) the Transfer Date immediately preceding the Collateral Interest Scheduled Payment Date, the Trustee, acting in accordance with the instructions of the Servicer, after the prior payment of all amounts owing to the Series 2001-1 Holders that are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and pay, in accordance with the Loan Agreement, all amounts, if any, on deposit in the Reserve Account, and the Reserve Account shall be deemed to have terminated for purposes of this Series Supplement.

          SECTION 4.18 INTEREST FUNDING ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trust, on behalf of the Trust, for the benefit of the Investor Holders, a segregated trust account (the "INTEREST FUNDING ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Holders or establish and maintain the Interest Funding Account with a Qualified Institution. The Interest Funding Account shall be divided into three administrative subaccounts, the Class A Interest Funding Account (the "CLASS A INTEREST FUNDING ACCOUNT"), the Class B Interest Funding Account (the "CLASS B INTEREST FUNDING ACCOUNT") and the Collateral Interest Monthly Interest Funding Account (the "COLLATERAL INTEREST MONTHLY INTEREST FUNDING ACCOUNT"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Interest Funding Account and in all proceeds thereof. The Interest Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Holders. If at any time a Qualified Institution holding the Interest Funding Account ceases to be a Qualified Institution, the Transferor shall notify the Trustee, and the Trustee upon being notified (or the Servicer on its behalf) shall, within 10 Business Days, establish a new Interest Funding Account meeting the conditions specified above, and shall transfer any cash or any investments to such Interest Funding Account. The Trustee, at the direction of the Servicer, shall make withdrawals from the Interest Funding Account and the relevant subaccount from time to time, in the amounts and for the purposes set forth in this Series Supplement.

          (b) Funds on deposit in the Interest Funding Account shall be invested by the Trustee in Permitted Investments only upon and in accordance with the written directions of the Servicer, provided, however, that in the absence of such written directions, the Trustee shall invest such funds in Permitted Investments set forth in clause (v) of the definition thereof. Funds on deposit in the Interest Funding Account on any Transfer Date, after giving effect to any withdrawals from the Interest Funding Account on such Transfer Date, shall be invested in such Permitted Investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Investor Holders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. No Permitted Investment shall be disposed of prior to its maturity.

          (c) On each Distribution Date, the Servicer shall direct the Trustee in writing to withdraw from the Interest Funding Account and pay to the Transferor all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Interest Funding Account.

          (d) Reinvested interest and other investment income on funds deposited in the Interest Funding Account shall not be considered to be principal amounts on deposit therein for purposes of this Series Supplement.

          SECTION 4.19 DETERMINATION OF LIBOR. (a) On each LIBOR Determination Date, the Trustee will determine LIBOR on the basis of the rate for deposits in United States dollars for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 am., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period).

          (b) The Class A Certificate Rate and Class B Certificate Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by any Investor Holder by telephoning the Trustee at its Corporate Trust Office.

          (c) On each LIBOR Determination Date prior to 12:00 noon New York City time, the Trustee shall send to the Servicer by facsimile, notification of LIBOR for the following Interest Period.

          SECTION 4.20 TRANSFEROR'S OR SERVICER'S FAILURE TO MAKE A DEPOSIT OR PAYMENT. If the Servicer or the Transferor fails to make, or give instructions to make, any payment or deposit (other than as required by subsection 2.4(d) and (e) and 12.2(a) or Section 10.2 and 12.1) required to be made or given by the Servicer or the Transferor, respectively, at the time specified in the Agreement or this Series Supplement (including applicable grace periods), the Trustee shall make such payment or deposit from the applicable Investor Account without instruction from the Servicer or the Transferor. The Trustee shall be required to make any such payment, deposit, or withdrawal hereunder only to the extent that the Trustee has sufficient information to allow it to determine the amounts thereof; provided, however, that, absent appropriate instructions from the Servicer or the Transferor, as applicable, the Trustee shall in all cases only be deemed to have sufficient information to determine the amount of interest payable to the Series 2001-1 Holders on each Distribution Date. The Trustee shall promptly following failure by either the Servicer or the Transferor to provide any such instructions within the time specified pursuant to the Agreement or this Series Supplement (including applicable grace periods), use its reasonable efforts to contact the Servicer or the Transferor, as applicable to request receipt of any such instructions. The Servicer shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such payment, deposit or withdrawal. Such funds or the proceeds of such withdrawal shall be applied by the Trustee in the manner in which such payment or deposit should have been made by the Transferor or the Servicer, as the case may be.

          SECTION 8. ARTICLE V OF THE AGREEMENT. Article V of the Agreement shall read in its entirety as follows and shall be applicable only to the Investor Holders:

                                    ARTICLE V
                  DISTRIBUTIONS AND REPORTS TO INVESTOR HOLDERS

          SECTION 5.1 DISTRIBUTIONS. (a) On each Payment Date, the Trustee shall distribute (in accordance with the certificate delivered on or before the related Transfer Date by the Servicer to the Trustee pursuant to subsection 3.4(b)) to each Class A Holder of record on the immediately preceding Record Date (other than as provided in subsection 2.4(e) or Section 12.3 respecting a final distribution) such Holder's pro rata share (based on the aggregate Undivided Interests represented by Class A Certificates held by such Holder) of amounts on deposit in the Class A Interest Funding Account as are payable to the Class A Holders pursuant to Section 4.11(a)(ii) and 4.11(g) by check mailed to each Class A Holder (at such Holder's address as it appears in the Certificate Register), except that with respect to Class A Certificates registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds.

          (b) On any Special Payment Date and on the Class A Scheduled Payment Date, the Trustee shall distribute (in accordance with the certificate delivered on or before the related Transfer Date by the Servicer to the Trustee pursuant to subsection 3.4(b)) to each Class A Holder of record on the immediately preceding Record Date (other than as provided in subsection 2.4(e) or Section
12.3 respecting a final distribution) such Holder's pro rata share (based on the aggregate Undivided Interests represented by Class A Certificates held by such Holder) of amounts on deposit in the Distribution Account as are payable to the Class A Holders pursuant to Section 4.11(e), 4.11(f) and 4.11(h)(i) by check mailed to each Class A Holder (at such Holder's address as it appears in the Certificate Register), except that with respect to Class A Certificates registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds.

          (c) On each Payment Date, the Trustee shall distribute (in accordance with the certificate delivered on or before the related Transfer Date by the Servicer to the Trustee pursuant to subsection 3.4(b) to each Class B Holder of record on the immediately preceding Record Date (other than as provided in subsection 2.4(e) or Section 12.3 respecting a final distribution) such Holder's pro rata share (based on the aggregate Undivided Interests represented by Class B Certificates held by such Holder) of amounts on deposit in the Class B Interest Funding Account as are payable to the Class B Holders pursuant to
Section 4.11(b)(ii) and 4.11(g) by check mailed to each Class B Holder (at such Holder's address as it appears in the Certificate Register), except that with respect to Class B Certificates registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds.

          (d) On any Special Payment Date and on the Class B Scheduled Payment Date, the Trustee shall distribute (in accordance with the certificate delivered on or before the related Transfer Date by the Servicer to the Trustee pursuant to subsection 3.4(b)) to each Class B Holder of record on the immediately preceding Record Date (other than as provided in subsection 2.4(e) or Section
12.3 respecting a final distribution) such Holder's pro rata share (based on the aggregate Undivided Interests represented by Class B Certificates held by such Holder) of amounts on deposit in the Distribution Account as are payable to the Class B Holders pursuant to Section 4.11(e), 4.11(f) and 4.11(h)(ii) by check mailed to each Class B Holder (at such Holder's address as it appears in the Certificate Register), except that with respect to Class B Certificates registered in the name of the nominee of a Clearing Agency, such distribution shall be made in immediately available funds.

          (e) On each Payment Date, the Trustee shall distribute (in accordance with the certificate delivered on or before the related Transfer Date by the Servicer to the Trustee pursuant to subsection 3.4(b)) to the Collateral Interest Holder, in accordance with the procedures set forth in the Loan Agreement, amounts on deposit in the Collateral Interest Funding Account as are payable pursuant to Sections 4.13(f) and 4.11(g).

          (f) On any Special Payment Date and on the Collateral Interest Scheduled Payment Date, the Trustee shall distribute (in accordance with the certificate delivered on or before the related Transfer Date by the Servicer to the Trustee pursuant to subsection 3.4(b)) to the Collateral Interest Holder, in accordance with the procedures set forth in the Loan Agreement, amounts on deposit in the Distribution Account as are payable to the Collateral Interest Holder pursuant to Sections 4.11(e)(iii), 4.11(f) and 4.11(h)(iii).

          SECTION 5.2 INVESTOR HOLDERS' STATEMENTS. (a) Monthly Holders' Statement. On or before each Distribution Date, the Trustee shall forward to each Series 2001-1 Holder, each Rating Agency and the Collateral Interest Holder or, with the prior consent of any such party, make available electronically to such consenting party a statement substantially in the form of Exhibit C prepared by the Servicer and delivered to the Trustee; provided, however, that the Trustee shall have no obligation to provide such statement until it has received the requisite statement from the Servicer.

          (b) ANNUAL HOLDERS' TAX STATEMENT. On or before January 31 of each calendar year, beginning with calendar year 2002, the Trustee shall distribute to each Person who at any time during the preceding calendar year was a Series 2001-1 Holder, and to the Collateral Interest Holder, or, with the prior consent of any such Person, make available electronically to such Person, a statement prepared by the Servicer containing the following information:

          (i) the amount of the current distribution allocable to Class A Monthly Principal, Class B Monthly Principal and Collateral Monthly Principal, respectively; and

          (ii) the amount of the current distribution allocable to Class A Monthly Interest, Class A Deficiency Amounts, Class A Additional Interest, Class B Monthly Interest, Class B Deficiency Amounts, Class B Additional Interest and Collateral Monthly Interest, and any accrued and unpaid Collateral Monthly Interest, respectively.

Such information shall be aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2001-1 Holder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer (or the Transferor, if the Back-up Servicer is the Servicer) deems necessary or desirable to enable the Series 2001-1 Holders to prepare their tax returns. Such obligations of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Internal Revenue Code.

          (c) The Trustee may make available to each Series 2001-1 Holder, each Rating Agency and the Collateral Interest Holder, via the Trustee's Internet Website, the statements referred to in Section 5.2(a) and (b) hereof on or before the date such statement is required thereunder and, with the consent or at the direction of the Transferor, such other information regarding the Series 2001-1 Certificates and/or the Receivables as the Trustee may have in its possession, provided, however, that without the prior consent of such party, the availability of such website shall not release the Trustee from its obligation pursuant to subsections 5.2(a) or 5.2(b) hereof to provide such information directly to such party. The Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

          The Trustee's Internet Website shall be initially located at "www.ABSNet.net" or at such other address as shall be specified by the Trustee from time to time in writing to each Series 2001-1 Holder, each Rating Agency and the Collateral Interest Holder. In connection with providing access to the Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer.

          SECTION 9. SERIES 2001-1 PAY OUT EVENTS. If any one of the following events shall occur with respect to the Investor Certificates:

          (a) failure on the part of the Transferor (i) to make any payment or deposit required by the terms of (A) the Agreement or (B) this Series Supplement, on or before the date occurring five days after the date such payment or deposit is required to be made herein or (ii) duly to observe or perform in any material respect any covenants or agreements of the Transferor set forth in the Agreement or this Series Supplement, which failure has a material adverse effect on the Series 2001-1 Holders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest, and continues to affect materially and adversely the interests of the Series 2001-1 Holders (which determination shall be made without reference to whether any funds are available under the Collateral Interest) for such period;

          (b) any representation or warranty made by the Transferor in the Agreement or this Series Supplement, or any information contained in a Receivable Schedule required to be delivered by the Transferor pursuant to
Section 2.1, (i) shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Investor Interest and (ii) as a result of which the interests of the Series 2001-1 Holders are materially and adversely affected (which determination shall be made without reference to whether any funds are available under the Collateral Interest) and continue to be materially and adversely affected for such period; provided that a Series 2001-1 Pay Out Event pursuant to this subsection 9(b) shall not be deemed to have occurred hereunder if the Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Agreement;

          (c) the average Net Portfolio Yield for any three consecutive Monthly Periods is reduced to a rate which is less than the average Base Rate for such period;

          (d) during any 10 consecutive days (i) the average Transferor Interest is below the Minimum Transferor Interest for the same period or (ii) the sum of
(x) Principal Receivables and (y) the principal amount on deposit in the Excess Funding Account is less than the Minimum Aggregate Principal Receivables for the same period;

          (e) an Originator shall fail to convey Additional Receivables to Mellon Bank as required by the First Tier Receivables Purchase Agreement, Mellon Bank shall fail to convey Additional Receivables to the Transferor as required by the Second Tier Receivables Purchase Agreement or the Transferor shall fail to convey Additional Receivables to the Trust, as required by Section 2.1(b);

          (f) any Servicer Default shall occur which would have a material adverse effect on the Series 2001-1 Holders;

          (g) the Class A Investor Interest shall not be paid in full on the Class A Scheduled Payment Date, the Class B Investor Interest shall not be paid in full on the Class B Scheduled Payment Date or the Collateral Interest shall not be paid in full on the Collateral Interest Scheduled Payment Date;

          (h) the Monthly Payment Rate averaged for three consecutive Monthly Periods is less than 12%; or

          (i) for a period of three consecutive Determination Dates, (i) there exists an Excess Obligor Concentration Amount, (ii) there exists an Excess Insurer Concentration Amount, (iii) there exists an Excess Aggregate Tier 3 Insurer Concentration Amount, (iv) the Aggregate Top Tier 3 Insurer Percentage is greater than the Maximum Aggregate Top Tier 3 Insurer Percentage or (v) the Aggregate Top Tier 2 Insurer Percentage is greater than the Maximum Aggregate Top Tier 2 Insurer Percentage;

then, in the case of any event described in subsection 9(a), (b) or (f) hereof, after the applicable grace period, if any, set forth in such subsections, either the Trustee or Holders of Series 2001-1 Certificates (including, for this purpose, the Collateral Interest Holder) evidencing Undivided Interests aggregating not less than 50% of the Investor Interest by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Holders) may declare that a pay out event (a "SERIES 2001-1 PAY OUT EVENT") has occurred as of the date of such notice, and in the case of any event described in subsection 9(c), (d), (e), (g), (h) or (i) hereof, a Series 2001-1 Pay Out Event shall occur without any notice or other action on the part of the Trustee or the Investor Holders immediately upon the occurrence of such event. The Series 2001-1 Pay Out Events described in subsection 9(i) may be amended by the Transferor, the Trustee, the Servicer and the Back-up Servicer at any time with the consent of the Collateral Interest Holder, but without the consent of the Holders if the Rating Agency Condition has been satisfied with respect to such amendment.

          SECTION 10. SERIES 2001-1 TERMINATION. The right of the Investor Holders to receive payments from the Trust will terminate on the first Business Day following the Series 2001-1 Termination Date.

          SECTION 11. ENHANCEMENT CONCENTRATION LIMITS. A Concentration Limit Breach pursuant to Section 2.6 of the Agreement shall include Sections 5.08(v),
5.12 and 6.01(j) of the Loan Agreement. This Section 11 may be amended by the Transferor, the Trustee and the Servicer at any time with the consent of the Collateral Interest Holder, but without the consent of the Holders.

          SECTION 12. [Reserved.]

          SECTION 13. APPLICATION OF PROCEEDS OF ISSUANCE OF SERIES 2001-1. On the Closing Date, Bank One, N.A. (formerly First National Bank of Chicago), as Trustee with respect to the Series 1996-1 Supplement, based on written instructions from Mellon Bank, N.A., (i) shall deposit such proceeds of the issuance of the Series 2001-1 Certificates as are specified in such instructions into the Series 1996-1 Principal Funding Account pursuant to Section 4.11(f) of the Series 1996-1 Supplement and transfer them to the Distribution Account for application on the Closing Date to the payment of the Series 1996-1 Certificates pursuant to subsection 4.11(h) of the Series 1996-1 Supplement and (ii) upon repayment in full of Series 1996-1, shall apply any remaining amounts in any accounts maintained by it pursuant to the 1996-1 Series Supplement as specified in such instructions.

          SECTION 14. COUNTERPARTS. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 15. GOVERNING LAW. THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 16. ADDITIONAL NOTICES. The Transferor shall notify the Collateral Interest Holder and the Rating Agencies promptly after becoming aware of any Lien on any Receivable other than the conveyances under the Agreement. The Transferor shall notify the Collateral Interest Holder of any merger, consolidation, assumption or transfer referred to in Section 7.2.

          SECTION 17. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SERVICER. AFCO Acceptance and AFCO Credit, as initial Servicer, hereby makes, and any Successor Servicer by its appointment under the Agreement shall make the following representations and warranties:

          (a) ALL CONSENTS. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Series Supplement by the Servicer and the performance of the transactions contemplated by this Series Supplement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

          (b) RESCISSION OR CANCELLATION. The Servicer shall not permit any rescission or cancellation of any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in accordance with the normal operating procedures of the Servicer.

          SECTION 18. NO PETITION. The Transferor (with respect to the Trust), the Servicer, the Back-up Servicer and the Trustee, by entering into this Series Supplement and each Holder, by accepting a Series 2001-1 Certificate hereby covenant and agree that they will not, for one year and one day following the Trust Termination Date, institute against the Trust or the Transferor, or join in any institution against the Trust or the Transferor of, any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Investor Holders, the Agreement or this Series Supplement.

          SECTION 19. AMENDMENTS. Subject to Sections 9 and 11, this Series Supplement may be amended pursuant to Section 13.1 of the Agreement. This Series Supplement may also be amended by the Transferor without the consent of the Servicer, the Back-up Servicer, the Trustee or any Investor Holder if the Transferor provides the Trustee with: (i) an Opinion of Counsel to the effect that such amendment or modification (I) would (A) reduce the risk that the Trust would be treated as taxable as a publicly traded partnership pursuant to Internal Revenue Code section 7704 or (B) permit the Trust or a relevant portion thereof to be treated as a "financial asset securitization investment trust" and
(C) in either case, (1) would not cause the Trust to be classified, for Federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (2) would not cause or constitute an event in which gain or loss would be recognized by any Investor Holder, and (II) complies with all requirements of the Agreement; and (ii) a certificate that such amendment or modification would not materially and adversely affect any Investor Holder; provided that no such amendment shall be deemed effective without the Trustee's consent, if the Trustee's rights, duties and obligations hereunder are thereby modified. Promptly after the execution of any such amendment (other than an amendment pursuant to subsection 13.1(a) of the Agreement), the Trustee shall furnish notification of the substance of such amendment to each Rating Agency and to the Collateral Interest Holder. Notwithstanding anything to the contrary contained in this Section 19, the provisions of this Series Supplement which affect the rights or obligations of the Back-up Servicer may only be amended with the further written consent of the Back-up Servicer.

          SECTION 20. NO LIABILITY OF OWNER TRUSTEE. It is expressly understood and agreed by the parties hereto that (i) this Series Supplement has been executed and delivered on behalf of the Transferor by Chase Manhattan Bank USA, National Association, not in its individual capacity, but solely as owner trustee of the Transferor, in the exercise of the powers and authority vested in it pursuant to the Trust Agreement, (ii) each of the representations, undertakings and agreements made herein by the Transferor is not made or intended as a personal representation, undertaking or agreement by Chase Manhattan Bank USA, National Association, but is made and intended for the purpose of binding only the Transferor and (iii) under no circumstances shall Chase Manhattan Bank USA, National Association be liable for the payment of any indebtedness or expenses of the Transferor or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Transferor under this Series Supplement, the Agreement, any other Supplement or the Second Tier Receivables Purchase Agreement.

          IN WITNESS WHEREOF, the Transferor, the Servicer, the Back-up Servicer and the Trustee have caused this Series 2001-1 Supplement to be duly executed by their respective officers as of the day and year first above written.

                             MELLON PREMIUM FINANCE LOAN OWNER TRUST, Transferor


                             By: MELLON BANK, N.A., not in its individual capacity, but solely as administrator
                             By:  Steven G. Elliott

                             By: /s/ Leo Y. Au
                                 --------------------------
                                 Name:  Leo Y. Au
                                 Title: Attorney-in-Fact


                             AFCO CREDIT CORPORATION, Servicer



                             By: /s/ Daryl J. Zupan
                                ------------------------------------------------
                                Name:  Daryl J. Zupan
                                Title: President


                             AFCO ACCEPTANCE CORPORATION, Servicer


                             By: /s/ Daryl J. Zupan
                                ------------------------------------------------
                                Name:  Daryl J. Zupan
                                Title: President


                             PREMIUM FINANCING SPECIALISTS, INC.
                             Back-up Servicer


                             By: /s/ Thomas J. Charbonneau
                                ------------------------------------------------
                                Name:  Thomas J. Charbonneau
                                Title: President


                             PREMIUM FINANCING SPECIALISTS OF
                             CALIFORNIA, INC., Back-up Servicer


                             By: /s/ Michael S. Gallagher
                                ------------------------------------------------
                                Name:  Michael S. Gallagher
                                Title: Vice President


                             WELLS FARGO BANK MINNESOTA,
                             NATIONAL ASSOCIATION, the Trustee


                             By: /s/ Joe Nardi
                                ------------------------------------------------
                                Name:  Joe Nardi
                                Title: Assistant Vice President

                                   EXHIBIT A-1

                          [FORM OF CLASS A CERTIFICATE]
                            [AVAILABLE UPON REQUEST]

                                   EXHIBIT A-2

                          [FORM OF CLASS B CERTIFICATE]
                            [AVAILABLE UPON REQUEST]

                                    EXHIBIT B

       [FORM OF MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION TO TRUSTEE]
                            [AVAILABLE UPON REQUEST]

                                    EXHIBIT C

                [FORM OF MONTLY SERIES 2001-1 HOLDERS' STATEMENT]
                            [AVAILABLE UPON REQUEST]